                                                                     Exhibit 4.8


                              PANAMSAT CORPORATION,
                                   as Issuer,


                           The GUARANTORS named herein


                                       and


                        THE BANK OF NEW YORK, as Trustee


                                    INDENTURE


                          Dated as of February 1, 2002


                     8 1/2% Senior Notes due 2012, Series A


                     8 1/2% Senior Notes due 2012, Series B

                              CROSS-REFERENCE TABLE


   TIA                                                          Indenture
 Section                                                         Section
---------                                                  ---------------------
310(a)(1).............................................     7.10
   (a)(2).............................................     7.10
   (a)(3).............................................     N.A.
   (a)(4).............................................     N.A
   (b)................................................     7.08; 7.10; 11.02
   (b)(1).............................................     7.10
   (b)(9).............................................     7.10
   (c)................................................     N.A.
311(a)................................................     7.11
   (b)................................................     7.11
   (c)................................................     N.A.
312(a)................................................     2.05
   (b)................................................     11.03
   (c)................................................     11.03
313(a)................................................     7.06
   (b)(1).............................................     7.06
   (b)(2).............................................     7.06
   (c)................................................     7.06; 11.02
   (d)................................................     7.06
314(a)................................................     4.02; 4.08; 11.02
   (b)................................................     N.A.
   (c)(1).............................................     11.04; 11.05
   (c)(2).............................................     11.04; 11.05
   (c)(3).............................................     N.A.
   (d)................................................     N.A.
   (e)................................................     11.05
   (f)................................................     N.A.
315(a)................................................     7.01; 7.02
   (b)................................................     7.05; 11.02
   (c)................................................     7.01
   (d)................................................     6.05; 7.01; 7.02
   (e)................................................     6.11
316(a) (last sentence)................................     2.09
   (a)(1)(A)..........................................     6.05
   (a)(1)(B)..........................................     6.04
   (a)(2).............................................     8.02
   (b)................................................     6.07
   (c)................................................     8.04
317(a)(1).............................................     6.08
   (a)(2).............................................     6.09
   (b)................................................     2.04
318(a)................................................     11.01

                            N.A. means Not Applicable

--------------------
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                          Page
                                    ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions..................................................1
Section 1.02. Other Definitions...........................................26
Section 1.03. Incorporation by Reference of Trust Indenture Act...........27
Section 1.04. Rules of Construction.......................................27


                                    ARTICLE 2

                                    THE NOTES

Section 2.01. Form and Dating.............................................28
Section 2.02. Execution and Authentication................................28
Section 2.03. Registrar and Paying Agent..................................29
Section 2.04. Paying Agent to Hold Assets in Trust........................29
Section 2.05. Noteholder Lists............................................30
Section 2.06. Transfer and Exchange.......................................30
Section 2.07. Replacement Notes...........................................30
Section 2.08. Outstanding Notes...........................................31
Section 2.09. Treasury Notes..............................................31
Section 2.10. Temporary Notes.............................................31
Section 2.11. Cancellation................................................31
Section 2.12. Defaulted Interest..........................................32
Section 2.13. Deposit of Moneys...........................................32
Section 2.14. CUSIP Number................................................32
Section 2.15. Book-Entry Provisions for Global Notes......................33
Section 2.16. Registration of Transfers and Exchanges.....................33
Section 2.17. Restrictive Legends.........................................37
Section 2.18. Issuance of Additional Notes................................38


                                    ARTICLE 3

                                   REDEMPTION

Section 3.01. Notices to Trustee..........................................39
Section 3.02. Selection of Notes to Be Redeemed...........................39
Section 3.03. Notice of Redemption........................................39
Section 3.04. Effect of Notice of Redemption..............................40
Section 3.05. Deposit of Redemption Price.................................40
Section 3.06. Notes Redeemed in Part......................................41


                                    ARTICLE 4

                                    COVENANTS

Section 4.01. Payment of Notes............................................41

                                                                          Page
Section 4.02. Reports.....................................................41
Section 4.03. Waiver of Stay, Extension or Usury Laws.....................42
Section 4.04. Compliance Certificate; Notice of Default; Tax
              Information.................................................42
Section 4.05. Payment of Taxes and Other Claims...........................43
Section 4.06. Corporate Existence.........................................43
Section 4.07. Maintenance of Office or Agency.............................43
Section 4.08. Compliance with Laws........................................43
Section 4.09. Maintenance of Properties...................................44
Section 4.10. Limitation on Indebtedness..................................44
Section 4.11. Limitation on Restricted Payments...........................46
Section 4.12. Designation of Unrestricted Subsidiaries....................48
Section 4.13. Limitation on Asset Sales...................................48
Section 4.14. Limitation on Transactions with Affiliates..................51
Section 4.15. Limitation on Liens.........................................53
Section 4.16. Maintenance of Insurance....................................53
Section 4.17. Change of Control...........................................55
Section 4.18. Limitation on Dividends and Other Payment
              Restrictions Affecting Subsidiaries.........................56
Section 4.19. Limitation on Business Activities of the
              Company and the Restricted Subsidiaries.....................58
Section 4.20. Limitation on Creation of Subsidiaries......................58
Section 4.21. Limitation on Sale and Lease-Back Transactions..............59
Section 4.22. Payments for Consent........................................59
Section 4.23. Escrow of Proceeds of Notes on Issue Date...................59
Section 4.24. Suspension of Certain Covenants in Event of
              Investment Grade Rating.....................................60


                                    ARTICLE 5

                              SUCCESSOR CORPORATION

Section 5.01. Merger or Sales of Assets...................................61
Section 5.02. Successor Person Substituted................................62


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default...........................................63
Section 6.02. Acceleration................................................65
Section 6.03. Other Remedies..............................................65
Section 6.04. Waiver of Past Defaults and Events of Default...............66
Section 6.05. Control by Majority.........................................66
Section 6.06. Limitation on Suits.........................................66
Section 6.07. Rights of Holders to Receive Payment........................67
Section 6.08. Collection Suit by Trustee..................................67
Section 6.09. Trustee May File Proofs of Claim............................67
Section 6.10. Priorities..................................................67
Section 6.11. Undertaking for Costs.......................................68

                                                                          Page
                                    ARTICLE 7

                                     TRUSTEE

Section 7.01. Duties of Trustee...........................................68
Section 7.02. Rights of Trustee...........................................69
Section 7.03. Individual Rights of Trustee................................70
Section 7.04. Trustee's Disclaimer........................................70
Section 7.05. Notice of Defaults..........................................70
Section 7.06. Reports by Trustee to Holders...............................70
Section 7.07. Compensation and Indemnity..................................71
Section 7.08. Replacement of Trustee......................................72
Section 7.09. Successor Trustee by Consolidation, Merger or
              Conversion..................................................72
Section 7.10. Eligibility; Disqualification...............................72
Section 7.11. Preferential Collection of Claims Against Company...........73


                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. Without Consent of Holders..................................73
Section 8.02. With Consent of Holders.....................................74
Section 8.03. Compliance with TIA.........................................75
Section 8.04. Revocation and Effect of Consents...........................75
Section 8.05. Notation on or Exchange of Notes............................75
Section 8.06. Trustee to Sign Amendments, etc.............................76


                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. Satisfaction and Discharge of Indenture.....................76
Section 9.02. Legal Defeasance............................................77
Section 9.03. Covenant Defeasance.........................................77
Section 9.04. Conditions to Legal Defeasance or Covenant
              Defeasance..................................................78
Section 9.05. Application of Trust Money..................................79
Section 9.06. Repayment to the Company....................................80
Section 9.07. Reinstatement...............................................80


                                   ARTICLE 10

                                    GUARANTEE

Section 10.01. Unconditional Guarantee....................................80
Section 10.02. Severability...............................................81
Section 10.03. Limitation on Guarantor's Liability; Contribution..........81
Section 10.04. Successors and Assigns.....................................82
Section 10.05. No Waiver..................................................82
Section 10.06. Release of Guarantor.......................................82
Section 10.07. Execution of Supplemental Indenture for Future Guarantors..82
Section 10.08. Execution and Delivery of Guarantee........................82

                                                                          Page
Section 10.09. Subordination of Subrogation and Other Rights..............83


                                   ARTICLE 11

                                  MISCELLANEOUS

Section 11.01. TIA Controls...............................................83
Section 11.02. Notices....................................................83
Section 11.03. Communications by Holders with Other Holders...............84
Section 11.04. Certificate and Opinion as to Conditions Precedent.........84
Section 11.05. Statements Required in Certificate and Opinion.............85
Section 11.06. Rules by Trustee and Agents................................85
Section 11.07. Business Days; Legal Holidays..............................85
Section 11.08. Governing Law..............................................85
Section 11.09. No Adverse Interpretation of Other Agreements..............85
Section 11.10. No Recourse Against Others.................................86
Section 11.11. Successors.................................................86
Section 11.12. Multiple Counterparts......................................86
Section 11.13. Table of Contents, Headings, etc. .........................86
Section 11.14. Separability...............................................86

EXHIBITS

Exhibit A.  Form of Series A Note........................................A-1

Exhibit B.  Form of Series B Note........................................B-1

Exhibit C.  Form of Certificate to Be Delivered upon Exchange or
              Registration of Transfer of Notes..........................C-1

Exhibit D.  Form of Transferee Letter of Representation..................D-1

Exhibit E.  Form of Certificate to Be Delivered in Connection
              with  Regulation S Transfers...............................E-1

Exhibit F.  Form of Supplemental Indenture...............................F-1

                  INDENTURE, dated as of February 1, 2002, among PanAmSat Corporation, a Delaware corporation (the "Company"), each of the Guarantors (as defined herein) and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

                  The Company has duly authorized the creation of an issue of Series A 8 1/2% Senior Notes due 2012 (the "Initial Notes") and Series B 8 1/2% Senior Notes due 2012 (the "Exchange Notes"), and such Additional Notes that the Company may from time to time choose to issue pursuant to this Indenture, and, to provide therefor, the Company and each Guarantor has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company and the Guarantors, have been done.

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:


                                    ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE


Section 1.01. Definitions.

                  "Acceptable Exclusions" means

                  (i) war or hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack,

                  (ii) any anti-satellite device or device employing atomic or nuclear fission or fusion or device employing laser or directed energy beams,

                  (iii) insurrection, strikes, riots, civil commotion, rebellion, revolution, civil war, usurpation or action taken by a government or governmental authority in hindering, combating or defending against such an occurrence, whether there be a declaration of war or not,

                  (iv) confiscation by order of any government, governmental authority or agent,

                  (v) nuclear reaction, nuclear radiation or radioactive contamination of any nature, whether such loss or damage be direct or indirect,

                  (vi) electromagnetic or radio frequency interference, except for physical damage to a satellite resulting from such interference,

                  (vii) willful or intentional acts of the insured, its directors and officers or its contractors intended to cause loss or failure of a satellite,

                  (viii) third party liability,

                  (ix) loss of market, loss of revenue and extra expenses and, except as contemplated in the insuring agreement, incidental damages and consequential damages,

                  (x) actions (including any unlawful seizure or wrongful exercise of control of the satellite or launch vehicle) taken by one or more Persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss, damage or failure resulting therefrom is accidental or intentional, and

                  (xi) such other exclusions as may be customary for policies of such type as of the date of issuance or renewal of such coverage.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

                  "Additional Interest" has the meaning provided for such term in the Registration Rights Agreement.

                  "Additional Notes" means any newly issued Notes issued after the Issue Date from time to time in accordance with the terms of this Indenture, including the provisions of Section 4.10.

                  "Adjusted Net Assets" of any Person at any date shall mean the lesser of the amount by which

                  (1) the fair value of the Property of such Person exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date; and

                  (2) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

                  "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of Section 4.14, beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent, co-Registrar, Authenticating Agent or agent for service of notices and demands.

                  "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person becomes a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary, or (2) any acquisition by the Company or any

Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit, a division or a line of business of such Person or which is otherwise outside of the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or any Restricted Subsidiary in one transaction or a series of related transactions, of:

                  (i) any Equity Interest in any Restricted Subsidiary; or

                  (ii) any other Property or assets of the Company or any Restricted Subsidiary.

                  For the purposes of this definition, the term "Asset Sale" shall not include:

                  (a) any Investment (including in connection with any asset sold for other than cash) or Restricted Payment consummated in compliance with Section 4.11 and any transaction consummated in compliance with Section 5.01;

                  (b) the sale of inventory (including the sale or leasing, including by way of sales-type lease, of transponder capacity and the leasing or licensing of teleports) in the ordinary course of business;

                  (c) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $10,000,000;

                  (d) (i) the sale or factoring of accounts receivable and related assets on customary market terms pursuant to Credit Facilities or (ii) sales of accounts receivable (including in respect of sales-type leases) and related assets (including contract rights) of the type specified in the definition of the term "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof; provided that any cash and Cash Equivalents received in connection therewith shall be treated as Asset Sale Proceeds of an Asset Sale and shall be applied as provided for in
         Section 4.13;

                  (e) transfers of accounts receivable (including in respect of sales-type leases) and related assets (including contract rights) of the type specified in the definition of the term "Qualified Securitization Transaction," or a fractional undivided interest therein, by a Securitization Entity in a Qualified Securitization Transaction;

                  (f) any disposition of (i) Property or assets that in the reasonable judgment of the Company have become uneconomic, obsolete or worn out or (ii) rights to construct or launch satellites;

                  (g) the disposition of cash or Cash Equivalents;

                  (h) the sale of Equity Interests in Unrestricted Subsidiaries;

                  (i) any exchange of Productive Assets (including transponders or transponder capacity) for other Productive Assets owned by a Person other than the Company and its Restricted Subsidiaries; provided that any cash proceeds of any such exchange in excess of the amount in clause (3) above are applied in accordance with Section 4.13 as if they were Asset Sale Proceeds;

                  (j) any Event of Loss;

                  (k) any Sale and Lease-Back Transaction in respect of the PAS-10 satellite; and

                  (l) any sale of an Excluded Satellite; provided that any cash and Cash Equivalents received in connection with the sale of an Excluded Satellite shall be treated as Asset Sale Proceeds of an Asset Sale and shall be applied as provided for in Section 4.13.

                  For purposes of clause (d)(ii) of this definition, sale proceeds received for the assets described in that clause shall include the fair market value, as determined in good faith by management of the Company, of any Equity Interest or Purchase Money Note issued by the Securitization Entity in exchange for such assets and not in turn sold for cash proceeds by the entity that received such Property in exchange for such assets.

                  "Asset Sale Proceeds" means, with respect to any Asset Sale:

                  (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after

                           (a) provision for all income or other taxes measured
                  by or resulting from such Asset Sale,

                           (b) payment of all reasonable brokerage commissions,
                  underwriting, legal, accounting and other reasonable fees and expenses related to such Asset Sale,

                           (c) provision for minority interest holders in any
                  Restricted Subsidiary as a result of such Asset Sale by such Restricted Subsidiary,

                           (d) payment of amounts required to be applied to the
                  repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, and

                           (e) deduction of appropriate amounts to be provided
                  by the Company or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or such Restricted Subsidiary after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

                  (ii) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

                  "Board of Directors" means the board of directors of the Company or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to the Company, a duly adopted resolution of the Board of Directors of the Company or any committee thereof.

                  "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Cash Equivalents" means

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year or less from the date of acquisition and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $500,000,000;

                  (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper maturing no more than one year from the date of creation thereof and at the time of acquisition having a rating of at least P-1 from Moody's or a rating of at least A-1 from S&P;

                  (6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having a rating of at least "A" from either Moody's or S&P; and

                  (7) money market mutual or similar funds having assets in excess of $500,000,000, substantially all of the assets of which are comprised of assets specified in clauses (1) through (6) above.

                  "Certificated Notes" means one or more certificated Notes in registered form.

                  A "Change of Control" means the occurrence of any of the following events:

                  (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a person (as so defined) shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the then outstanding Voting Equity Interests in the Company and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Voting Equity Interests of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own all Voting Equity Interests of an entity (including the Company or any surviving or transferee person referred to in clause (ii) below) held by a direct or indirect parent entity so long as (1) no other person beneficially owns, directly or indirectly, (a) more than 40% of the total voting power of the then outstanding Voting Equity Interests of the parent entity and
         (b) a greater percentage of the total voting power of the then outstanding Voting Equity Interests of the parent entity than the Permitted Holders, or (2) the Permitted

         Holders shall have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity);

                  (ii) the Company consolidates with, or merges with or into, another person (as so defined, other than a Restricted Subsidiary or a Permitted Holder), or the Company or any of its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) to any person (as so defined, other than the Company, any Restricted Subsidiary or a Permitted Holder) and immediately after such transaction any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange
         Act) (other than the Permitted Holders) "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and subject to the foregoing clause (i)) more than 40% of the total voting power of the then outstanding Voting Equity Interests in the surviving or transferee person;

                  (iii) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution (whether or not otherwise in compliance with the provisions of this Indenture); or

                  (iv) a majority of the members of the Board of Directors of the Company shall consist of Persons who are not Continuing Members.

                  For the avoidance of doubt, and without limitation, the formation, by merger or otherwise, of a parent entity of the Company shall not constitute a Change of Control if, under the provisions of the parenthetical of clause (i) above, all Voting Equity Interests of the Company held by such parent entity are deemed beneficially owned by the Permitted Holders.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 and thereafter means the successor.

                  "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign taxes based on income or profits (including franchise taxes) payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, with respect to the Company and the Restricted Subsidiaries for any period, without duplication, the sum of:

                  (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Hedging Agreements, however denominated, with respect to such Indebtedness, but excluding amortization of debt issuance costs;

                  (ii) the interest component of Capitalized Lease Obligations paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

                  (iii) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by the Company and the Restricted Subsidiaries and dividends and distributions in respect of Preferred Equity Interests actually paid in cash by any Restricted Subsidiary, in each case, during such period as determined on a consolidated basis in accordance with GAAP.

                  For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any period, the net income (loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication:

                  (i) all extraordinary, unusual or nonrecurring items of income or expense and of gains or losses and all gains and losses from the sale or other disposition of assets out of the ordinary course of business or from Events of Loss or other casualties or condemnations (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period;

                  (ii) that portion of such net income (loss) derived from or in respect of Investments in Persons other than any Restricted Subsidiary, except to the extent actually received in cash by the Company or any Restricted Subsidiary;

                  (iii) the portion of such net income (loss) allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received in cash by the Company or any Restricted Subsidiary;

                  (iv) except for purposes of determining the Debt to Operating Cash Flow Ratio, net income (loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination;

                  (v) net income (loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income (loss) is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or the holders of its Equity Interests;

                  (vi) the cumulative effect of a change in accounting principles after the Issue Date;

                  (vii) net income (loss) attributable to discontinued operations;

                  (viii) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and

                  (ix) except for purposes of determining the Debt to Operating Cash Flow Ratio, in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

                  "Consolidated Tangible Assets" means, as at any date of determination, the total assets, less goodwill and other intangibles, shown on the balance sheet of the Company and the Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (i) the aggregate amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries and (ii) the aggregate amount of all outstanding Disqualified Equity Interests in the Company and all Preferred Equity Interests in the Restricted Subsidiaries, with the amount of such Disqualified Equity Interests and Preferred Equity Interests equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP.

                  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interest or Preferred Equity Interest that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interest or Preferred Equity Interest as if such Disqualified Equity Interest or Preferred Equity Interest were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Equity Interest or Preferred Equity Interest, such fair market value shall be determined reasonably and in good faith by the Board of Directors.

                  "Continuing Member" means, as of the date of determination, any Person who:

                  (1) was a member of the Board of Directors of the Company on the Issue Date;

                  (2) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Members who were members of the Board of Directors at the time of such nomination or election; or

                  (3) is a representative of, or was approved by, a Permitted Holder.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 5 Penn Plaza, 13th Floor, New York, New York 10001.

                  "Credit Facilities" means, with respect to the Company and the Restricted Subsidiaries, one or more debt facilities (including the Senior Credit Facility) or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, notes, factoring or other receivables financing (including through the sale or factoring of receivables to such lenders or by way of a Qualified Securitization Transaction) or letters of credit or other credit facilities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                  "Cumulative Credit" means the sum of:

                  (i) the aggregate Net Cash Proceeds, and the fair market value of any Property other than cash (as determined in good faith by the Board of Directors), received by the Company from the issue or sale (other than to a Restricted Subsidiary) of any class of Equity Interests in the Company after the Issue Date, other than (A) Disqualified Equity Interests or (B) Equity Interests to the extent the Net Cash Proceeds therefrom are applied as provided for in clause (i) of the definition of "Specified Affiliate Payments"; plus

                  (ii) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Equity Interests, of the Company issued after the Issue Date (other than any such Indebtedness or Disqualified Equity Interests to the extent issued to a Restricted Subsidiary), which has been converted into or exchanged for Equity Interests in the Company (other than Disqualified Equity Interests); plus

                  (iii) cumulative Operating Cash Flow from and after the first day of the fiscal quarter during which the Issue Date occurs, to the end of the fiscal quarter immediately preceding the date of the proposed Restricted Payment, or, if cumulative Operating Cash Flow for such period is negative, minus the amount by which cumulative Operating Cash Flow is less than zero; plus

                  (iv) to the extent not already included in Operating Cash Flow, 100% of the aggregate net cash proceeds received by the Company or a Restricted Subsidiary since the Issue Date from (i) Investments (other than Permitted Investments), whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to the Company or a Restricted Subsidiary) thereof made by the Company and the Restricted Subsidiaries and (ii) a cash dividend from, or the sale (other than to the Company or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary; plus

                  (v) if any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the fair market value of all Investments by the Company and the Restricted Subsidiaries in such Subsidiary as determined in good faith by the Board of Directors.

                  Notwithstanding anything to the contrary above, any repayments of Restricted Payments made pursuant to clause (6) of the second paragraph of
Section 4.11 shall be excluded from the calculation of Cumulative Credit.

                  "Cumulative Interest Expense" means, in respect of any Restricted Payment, the aggregate amount of Consolidated Interest Expense of the Company and the Restricted Subsidiaries for the period from and after the first day of the fiscal quarter during which the Issue Date occurs, to the end of the fiscal quarter immediately preceding the proposed Restricted Payment.

                  "Debt to Operating Cash Flow Ratio" means the ratio of (i) the Consolidated Total Indebtedness as of the date of calculation (the "Determination Date") to (ii) the Operating Cash Flow for the four full consecutive fiscal quarters immediately preceding such Determination Date for which financial information is available (the "Measurement Period"). For purposes of calculating Operating Cash Flow for the Measurement Period ending immediately prior to the relevant Determination Date:

                  (a) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Operating Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period;

                  (b) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period; and

                  (c) if since the beginning of the Measurement Period, the Company, any Restricted Subsidiary or any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of the Measurement Period, shall have in any manner (x) acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business in each case during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP and giving effect to any increase or reduction of any associated Operating Cash Flow attributable thereto (including any pro forma adjustments (including cost-savings adjustments) calculated on a basis consistent with Regulation S-X under the Securities Act), as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period, and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period.

                  For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a financial or accounting officer of the Company.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

                  "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (except, in each such case, upon the occurrence of a change of control) in whole or in part, or is exchangeable into Indebtedness, on or prior to the earlier of the Maturity Date of the Notes or the date on which no Notes remain outstanding.

                  "EchoStar" means EchoStar Communications Corporation, a Nevada corporation, and its successors and assigns.

                  "Escrow Account" means the escrow account created pursuant to the Escrow Agreement.

                  "Escrow Agreement" means the Escrow and Pledge Agreement dated as of the Issue Date among the Company, The Bank of New York, as Securities Intermediary (as defined therein), and as Trustee, as the same may be amended from time to time.

                  "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, and membership interests in such Person, including any Preferred Equity Interests.

                  "Event of Loss Proceeds" means, with respect to any Event of Loss, all satellite insurance proceeds received by the Company or any of the Restricted Subsidiaries in connection with such Event of Loss, after

                  (i) provision for all income or other taxes measured by or resulting from such Event of Loss,

                  (ii) payment of all reasonable legal, accounting and other reasonable fees and expenses related to such Event of Loss,

                  (iii) payment of amounts required to be applied to the repayment of Indebtedness secured by a Lien on the satellite that is the subject of such Event of Loss,

                  (iv) provision for payments to Persons who own an interest in the satellite (including any transponder thereon) in accordance with terms of the agreement(s) governing the ownership of such interest by such Person (other than payments to insurance carriers required to be made based on the future revenues generated from such satellite), and

                  (v) deduction of appropriate amounts to be provided by the Company or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the satellite that was the subject of the Event of Loss.

                  "Excess Proceeds" means any Asset Sale Proceeds (or Event of Loss Proceeds) that are not applied or invested (or committed to be invested) as provided in clause (iii)(a) of the first paragraph of Section 4.13.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Exchange Notes" has the meaning provided in the preamble to this Indenture.

                  "Excluded Satellite" means (a) the satellites of the Company and the Restricted Subsidiaries identified as PAS-4, PAS-5, PAS-6, PAS-7, Galaxy IIIR and Galaxy VIIIi and (b) any other satellite that (i) is not expected or intended, in the good faith determination of the Board of Directors of the Company and evidenced by a Board Resolution delivered to the Trustee, to earn future revenues from the operation of such satellite in excess of $10,000,000 in any fiscal year, and (ii) has suffered loss or damage such that (1) the procurement of in-orbit insurance therefor in the amount and on the terms required by this Indenture would not be available for a price that is, and on other terms and conditions that are, commercially reasonable or (2) such in-orbit insurance would be subject to exclusions or limitations of coverage that would make the terms of the insurance commercially unreasonable, in either case, as determined in good faith by the Board of Directors and evidenced by a Board Resolution delivered to the Trustee.

                  "Existing Notes" means each of the (i) 6% Notes due 2003, (ii) 6 1/8% Notes due 2005, (iii) 6 3/8% Notes due 2008 and (iv) 6 7/8% Debentures due 2028 of the Company issued pursuant to the Existing Notes Indenture and outstanding on the Issue Date.

                  "Existing Notes Indenture" means the Indenture dated as of January 16, 1998 by and between the Company and The Chase Manhattan Bank, as trustee, pursuant to which the Existing Notes were issued.

                  "fair market value" means, unless otherwise indicated, with respect to any asset or Property, the price which could be negotiated in an arm's length, free market transaction, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall, unless otherwise indicated, be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution.

                  "Foreign Restricted Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a state thereof or the District of Columbia and with respect to which more than 80% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in or generated or derived from operations located in jurisdictions outside of the United States of America.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

                  "Guarantee" means the guarantee by each Guarantor of the obligations of the Company with respect to the Notes.

                  "Guarantor" means any Restricted Subsidiary of the Company that guarantees the Company's obligations under this Indenture and the Notes.

                  "Hedging Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign exchange contract, currency swap agreement or other similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any Hedging Agreement.

                  "Holder" or "Noteholder" means a Person in whose name a Note is registered on the Registrar's books.

                  "Holding Company" means (i) the Company following the consummation of the transaction contemplated by clause (B)(2) of the second paragraph of Section 5.01, following which a Restricted Subsidiary shall succeed to all or substantially all of the assets of the Company and the Company shall be released from all of its obligations under the Notes and this Indenture, and
(ii) any Person formed primarily for the purpose of acting as a parent holding company for the Company and which has no significant assets or operations other than through its ownership of the Company.

                  "Hughes Electronics" means Hughes Electronics Corporation, a Delaware corporation, and its successors and assigns.

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation (and "Incurrence," "Incurred" and "Incurring" shall have the meanings correlative to the foregoing). Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidates with the Company or any Restricted Subsidiary), whether or not such Indebtedness was incurred in connection with, or in contemplation of such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

                  "Indebtedness" means, with respect to any Person, without duplication, any indebtedness, secured or unsecured, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the deferred and unpaid balance of the purchase price of Property or services (but excluding trade payables and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (but without duplication):

                  (i) any Capitalized Lease Obligations;

                  (ii) obligations secured by a Lien to which any Property or asset owned or held by such Person, other than Equity Interests of any Unrestricted Subsidiary, is subject, whether or not the obligation or obligations secured thereby shall have been assumed;

                  (iii) obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

                  (iv) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor); and

                  (v) Hedging Obligations of such Person in respect of any of the foregoing (if and only to the extent any amount due in respect of such Hedging Obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP).

                  Notwithstanding the foregoing, Indebtedness shall not include:

                  (a) obligations and liabilities in respect of synthetic lease facilities that are accounted for as operating leases in accordance with GAAP (including guarantees of loans then outstanding by the lenders under any such facility to the lessor thereunder);

                  (b) obligations of such Person arising from agreements of such Person providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, however, that:

                           (i) such obligations are not reflected on the balance
                  sheet of such Person (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this definition); and

                           (ii) the maximum assumable liability in respect of
                  all such obligations shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by such Person in connection with such disposition;

                  (c) deferred or prepaid revenues;

                  (d) purchase price holdbacks in connection with purchasing in the ordinary course of business of such Person;

                  (e) Standard Securitization Undertakings;

                  (f) obligations to make payments to one or more insurers under satellite insurance policies in respect of premiums or the requirement to remit to such insurer(s) a portion of the future revenues generated by a satellite which has been declared a constructive total loss, in each case in accordance with the terms of the insurance policies relating thereto; or

                  (g) any obligations to make progress or incentive payments under any satellite manufacturing contract or to make payments under satellite launch contracts in respect of launch services provided thereunder, in each case to the extent not overdue by more than 90 days.

                  "Indenture" means this Indenture as amended, restated or supplemented from time to time.

                  "Initial Notes" has the meaning provided in the preamble to this Indenture.

                  "Initial Purchasers" refers to Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc., ABN AMRO Incorporated and SG Cowen Securities Corporation.

                  "In-orbit Spare Satellite" means a satellite that:

                  (i) shall meet or exceed the performance requirements to which the customer would be entitled pursuant to its service agreement with respect to each satellite being protected (or the C-band or Ku-band payloads separately on a hybrid C/Ku-band satellite; provided both payloads on such satellite are so protected or insured by insurance in accordance with Section 4.16); and

                  (ii) to the extent necessary to serve the present and future intended customer base for the satellite being protected (or the C-band or Ku-band payloads separately on a hybrid C/Ku-band satellite; provided both payloads on such satellite are so protected or insured by insurance in accordance with Section 4.16), shall have a similar or better footprint coverage and power levels and similar operating radio frequencies when compared to each satellite (or the C-band or Ku-band payloads separately on a hybrid C/Ku-band satellite; provided both payloads on such satellite are so protected or insured by insurance in accordance with Section 4.16) for which it shall be maintained as an In-orbit Spare Satellite;

provided that a satellite that has both C-band and Ku-band payloads shall be deemed to be an "In-orbit Spare Satellite" with respect to each payload as to which it meets the foregoing criteria as applied to such payload separately.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

                  "Investment" means, directly or indirectly, any advance, loan or other extension of credit (but excluding guarantees of Indebtedness permitted to be Incurred under this Indenture) or capital contribution to (by means of transfers of Property to others, payments for Property or services for the account or use of others or otherwise), or the acquisition, by purchase or otherwise, of any stock, bonds, notes, debentures, partnership, membership or joint venture interests or other securities or other evidence of beneficial interest of any Person. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Equity Interest in any direct or indirect Restricted Subsidiary such that, after giving effect to such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Voting Equity Interests in such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests in such former Restricted Subsidiary not sold or disposed of. Notwithstanding the foregoing, payments made under contracts to construct, launch, operate or insure satellites which contracts are entered into in the ordinary course of business shall not constitute Investments.

                  "Investment Grade Rating" means a rating equal to or higher than "Baa3" (or the equivalent) by Moody's and "BBB-" (or the equivalent) by S&P.

                  "Issue Date" means February 1, 2002.

                  "Lien" means any mortgage, pledge, lien, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof or any agreement to give a security interest).

                  "Maturity Date" means February 1, 2012.

                  "Moody's" means Moody's Investors Service, Inc. or its successors.

                  "Net Cash Proceeds" means, with respect to any issuance or sale of Equity Interests, the proceeds in the form of cash or Cash Equivalents received by the Company of such issuance or sale and net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof; provided, however, if such proceeds are from the issuance or sale of Equity Interests of any direct or indirect parent holding company, of the Company such cash proceeds shall only constitute "Net Cash Proceeds" to the extent received by the Company as a contribution to its common equity capital.

                  "Net Transponder Capacity" means the aggregate transponder transmission capacity for all in-orbit transponders then owned by the Company and the Restricted Subsidiaries less the amount of capacity relating to transponders which are not at such time available for use whether due to legal, regulatory, technical or contractual restrictions or otherwise.

                  "Non-Guarantor Subsidiary" means any Restricted Subsidiary that is not, and is not required to be, a Guarantor of the Notes.

                  "Non-Recourse Indebtedness" means Indebtedness of a Person (i) as to which neither the Company nor any of the Restricted Subsidiaries (a) provides any guarantee or direct or indirect credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) the Incurrence of which will not result in any recourse against any of the assets of either the Company or any Restricted Subsidiary; provided, however, that (1) the Company or any Restricted Subsidiary may make a loan to an Unrestricted Subsidiary, or guarantee a loan made to an Unrestricted Subsidiary, if such loan or guarantee is permitted by Section 4.11 at the time of the making of such loan or guarantee, and such loan or guarantee shall not constitute Indebtedness which is not Non-Recourse Indebtedness, and
(2) no Indebtedness shall fail to constitute Non-Recourse Indebtedness as a result of any Standard Securitization Undertaking.

                  "Notes" means the Initial Notes, the Exchange Notes and the Additional Notes, if any, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "Off-Balance Sheet Financing Amount" means at any date, with respect to any Qualified Securitization Transaction, that portion of the Non-Recourse Indebtedness of the related Securitization Entity (other than Standard Securitization Undertakings) that is attributable to assets of the type described in the definition of the term "Qualified Securitization Transaction" transferred to such Securitization Entity by or on behalf of the Company and its Subsidiaries.

                  "Offering Circular" means the offering circular dated January 25, 2002 pursuant to which the Notes were originally offered.

                  "Officers" means any of the following: Chairman, President, Chief Executive Officer, Treasurer, any Assistant Treasurer, Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, any Assistant Vice President, Secretary or any Assistant Secretary.

                  "Officers' Certificate" means a certificate signed by two Officers, solely in their capacity as such.

                  "Operating Cash Flow" means, with respect to the Company and the Restricted Subsidiaries on a consolidated basis, for any period, an amount equal to Consolidated Net Income for such period

                  (1) increased (without duplication) by the sum of:

                  (i) Consolidated Income Tax Expense accrued for such period to the extent deducted in determining Consolidated Net Income for such period;

                  (ii) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period;

                  (iii) depreciation, amortization and any other non-cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Company and the Restricted Subsidiaries (including amortization of capitalized debt issuance costs for such period and any non-cash compensation expense realized for grants of stock options or other rights to officers, directors and employees), all of the foregoing determined on a consolidated basis in accordance with GAAP, and decreased by non-cash items (other than items referred to in clause (2) below) to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods but excluding reversals of accruals or reserves for cash charges taken in prior periods) for such period;

                  (iv) collections on investments in sales-type leases during such period, to the extent not otherwise included in Consolidated Net Income for such period; and

                  (v) an amount equal to the reduction or elimination of the tax loss carry-forward available to the Company as a result of the tax sharing arrangements between the Company and Hughes Electronics which reduction or elimination results from the consummation of the pending acquisition by EchoStar of Hughes Electronics and/or the

         Company to the extent such amount is deducted in determining Consolidated Net Income for such period; and

                  (2) decreased by any gross profit on sales-type leases included in Consolidated Net Income for such period.

                  "Opinion of Counsel" means a written opinion from legal counsel who may be an employee of or counsel to the Company or the Trustee. As to matters of fact, an Opinion of Counsel may conclusively rely on an Officers' Certificate, without any independent investigation.

                  "Other Permitted Liens" means:

                  (i) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which any appropriate reserve or provision shall have been made in accordance with GAAP;

                  (ii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which any appropriate reserve or provision shall have been made in accordance with GAAP;

                  (iii) Liens related to Capitalized Lease Obligations, Indebtedness under a Sale and Lease-Back Transaction or Purchase Money Indebtedness, in each case Incurred for the purpose of financing or refinancing all or any part of the lease, purchase price or cost of acquisition, construction, installation or improvement of property, plant or equipment used or useful in the business of the Company or any Restricted Subsidiary (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets and whether such Indebtedness is owed to the seller or the Person carrying out such construction, installation or improvement); provided that any such Lien encumbers only the asset or assets so financed, refinanced, leased, purchased, acquired, constructed, installed or improved (including assets owned by the Person whose Equity Interests are being purchased);

                  (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation obligations and general liability exposure, unemployment insurance and other types of social security;

                  (v) bankers' Liens, right of setoff and Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including landlord Liens on leased properties);

                  (vi) deposits made in the ordinary course of business to secure liability to insurance carriers;

                  (vii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents, the goods covered by such documents and other Property relating to such letters of credit and the products and proceeds thereof;

                  (viii) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

                  (ix) Liens securing Hedging Obligations entered into in respect of Indebtedness permitted to be secured in accordance with the terms of this Indenture;

                  (x) any provision for the retention of title to an asset by the vendor or transferor of such asset which asset is acquired by the Company or any Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Company or such Restricted Subsidiary;

                  (xi) Liens that secure Indebtedness (A) of Foreign Restricted Subsidiaries or (B) of the Company or any of its Restricted Subsidiaries in respect of guarantees of Indebtedness of Foreign Restricted Subsidiaries or foreign joint ventures or other entities in which the Company or any of its Subsidiaries has an Investment; provided that the aggregate principal amount of such Indebtedness (including any such Indebtedness guaranteed) does not exceed $20,000,000 at any one time outstanding;

                  (xii) Liens securing Acquired Indebtedness (and any Indebtedness which Refinances such Acquired Indebtedness) Incurred in accordance with Section 4.10; provided that

                           (A) such Liens secured the Acquired Indebtedness at
                  the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary, and

                           (B) such Liens do not extend to or cover any Property
                  or assets of the Company or of any of the Restricted Subsidiaries other than the Property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary (including any Property or assets acquired thereafter by a Restricted Subsidiary the Equity Interests of which are acquired in the relevant transaction if the provisions of such Indebtedness in effect prior to such transaction required the grant of Liens on such Property or assets);

                  (xiii) Liens arising in connection with Qualified Securitization Transactions;

                  (xiv) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the Property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; and

                  (xv) additional Liens on any asset of the Company or any Restricted Subsidiary securing Indebtedness in an amount not to exceed $25,000,000.

                  "Pari Passu Indebtedness" means any Indebtedness of the Company or any Guarantor that ranks pari passu with the Notes or the relevant Guarantee of such Guarantor.

                  "Partial Loss" means the loss of available communications capacity on the satellite resulting from the failure of transponders thereon to meet the requirements of the satellite's performance specifications such that the Company, using reasonable business judgment and after use of all available redundancy and spare components of the satellite, determines that such transponders cannot or would not be able to be used for their intended commercial communications purposes.

                  "Permitted Business" means the business of developing, owning, engaging in and dealing with all or any part of the business of domestic and international media, entertainment, electronics or communications, and reasonably related extensions thereof or any business complementary thereto, including the purchase, ownership, operation, leasing and selling of, and generally dealing in or with, one or more communications satellites and the transponders thereon, and communication uplink centers.

                  "Permitted Holder" means each of (i) General Motors Corporation or Hughes Electronics Corporation, (ii) EchoStar Communications Corporation, (iii) Charles W. Ergen, his spouse, children and other lineal descendants and any trust the sole beneficiaries of which are one or more such individuals, and (iv) any Subsidiary or any other Person, directly or indirectly, controlled by, and any successor of, any of the foregoing.

                  "Permitted Investments" means:

                  (i) (a) Cash Equivalents or (b) to the extent determined by the Company in good faith to be necessary for local currency working capital requirements of a Foreign Restricted Subsidiary, other cash equivalents; provided in the case of clause (b), the Investment is made by the Foreign Restricted Subsidiary having such operations;

                  (ii) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits and stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts (whether pursuant to a plan of reorganization or similar arrangement or otherwise);

                  (iii) the extension of credit to vendors, suppliers and customers in the ordinary course of business, including items that are recorded as accounts receivable, investments in sales-type leases, prepaid expenses, insurance claim receivables or similar items on the balance sheet of the Company and the Restricted Subsidiaries and including extensions of credit to Foreign Restricted Subsidiaries or other foreign Subsidiaries of the Company in the ordinary course of business in connection with the sale of transponder capacity or services to third party customers;

                  (iv) Investments existing or legally committed to as of the Issue Date (provided that Investments after the Issue Date pursuant to such legal commitments do not exceed $75,000,000 at any one time outstanding), and any amendment, modification, extension or renewal thereof after the Issue Date to the extent such amendment, modification, extension or renewal does not require the Company or any Restricted Subsidiary of the Company to make any additional Investments in connection therewith;

                  (v) Investments in Hedging Agreements;

                  (vi) any Investment in consideration of Equity Interests (other than Disqualified Equity Interests) of the Company or any parent company of the Company (including the Holding Company);

                  (vii) Investments in the Company, any Guarantor or any Person that, as a result of or in connection with such Investment, becomes a Guarantor or is merged with or into or consolidated with the Company or a Guarantor;

                  (viii) Investments in respect of loans and advances to officers, directors and employees of the Company and the Restricted Subsidiaries (or loans to the Holding Company the proceeds of which are used to make loans or advances to officers, directors and employees of the Holding Company) in the ordinary course of business;

                  (ix) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13 or in connection with any other disposition of assets not constituting an Asset Sale;

                  (x) (a) Investments in Foreign Restricted Subsidiaries; provided that all such Investments in Foreign Restricted Subsidiaries do not exceed $20,000,000 in an aggregate amount at any one time outstanding, and (b) Investments by Foreign Restricted Subsidiaries in other Foreign Restricted Subsidiaries;

                  (xi) Investments in Subsidiaries or joint ventures formed for the purpose of selling or leasing transponders or transponder capacity to third party customers in the ordinary course of business of the Company and its Restricted Subsidiaries which Investments are in the form of transfers to such Subsidiaries or joint ventures for fair market value of transponders or transponder capacity sold or to be sold or leased or to be leased by such Subsidiaries or joint ventures; provided that all such Investments in Subsidiaries and joint ventures do not exceed 10% of Net Transponder Capacity;

                  (xii) any Investment in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (xii), not to exceed $50,000,000 in an aggregate amount at any one time outstanding (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

                  (xiii) any Investment by the Company or a Restricted Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction, so long as any Investment in a Securitization Entity is in the form of a Purchase Money Note, an Equity Interest or a capital contribution; and

                  (xiv) other Investments made pursuant to this clause (xiv) at any time, and from time to time, after the Issue Date, in addition to any Permitted Investments described in clauses (i) through (xiii) above, in an aggregate amount not to exceed $10,000,000 at any one time outstanding.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

                  "Preferred Equity Interest" means, in any Person, an Equity Interest of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

                  "Productive Assets" means assets of a kind used or useful in a Permitted Business.

                  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  "Public Equity Offering" means an underwritten public offering pursuant to an effective registration statement by the Company or any direct or indirect parent holding company for cash of its Equity Interests (other than Disqualified Equity Interests) or options, warrants or rights with respect to such Equity Interests.

                  "Purchase Money Indebtedness" means Indebtedness of any Person Incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of acquisition (including obligations to pay insurance premiums and orbital incentive payments), or the cost of construction, installation or improvement, of any Property or asset, whether such Indebtedness is owed to the seller or the Person carrying out such construction, installation or improvement or to any third party.

                  "Purchase Money Note" means a promissory note of a Securitization Entity to the Company or any Subsidiary of the Company in connection with a Qualified Securitization Transaction, which note must be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables (including in respect of sales-type leases).

                  "Qualified Institutional Buyer" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

                  "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer (or cause to be transferred) to (a) a Securitization Entity, in the case of a transfer by or on behalf of the Company or any of its Subsidiaries, or (b) any other Person, in the case of a transfer initially to a Subsidiary of the Company that constitutes a Securitization Entity and then a second transfer to such other Person, or may grant a security interest in, any accounts receivable (including in respect of sales-type leases), whether now existing or arising or acquired in the future, of the Company or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable (including in respect of sales-type leases), all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable (including in respect of sales-type leases), proceeds of such accounts receivable (including in respect of sales-type leases) and other assets, including contract rights which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable (including in respect of sales-type leases).

                  "Rating Agencies" means Moody's and S&P.

                  "Record Date" for interest payable on any Interest Payment Date (except a date for payment of default interest) means the January 15 and July 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                  "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

                  "Redemption Price" when used with respect to any Note to be redeemed means the price fixed for such redemption pursuant to this Indenture.

                  "Refinance" means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness Incurred in accordance with
Section 4.10 (other than Indebtedness Incurred pursuant to clause (c), (d), (e),
(f), (g), (j), (k) or (l) of the definition of the term "Permitted Indebtedness"), in each case that does not:

                  (1) result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of fees and expenses incurred by the Company in connection with such Refinancing); or

                  (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced (or, if less, the Weighted Average Life to Maturity of the Notes) or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced (or, if earlier, the final maturity of the Notes); provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                  The Company may incur Refinancing Indebtedness not more than 60 days prior to the application of the proceeds thereof to repay the Indebtedness to be Refinanced; provided that (i) upon the incurrence of such Refinancing Indebtedness, the Company shall provide written notice thereof to the Trustee, specifically identifying the Indebtedness to be refinanced as Refinancing Indebtedness, and (ii) the proceeds of such Refinancing Indebtedness shall be placed in escrow and governed by an escrow agreement and to the extent such proceeds are not applied within such 60 day period to Refinance the Indebtedness to which such Refinancing Indebtedness relates, such Indebtedness shall be deemed to no longer constitute Refinancing Indebtedness under this Indenture.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of January 25, 2002 among the Company, the Guarantors and the Initial Purchasers.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Restricted Payment" means:

                  (i) any dividend (whether made in cash, Property or securities) on or with respect to any Equity Interests in the Company or of any Restricted Subsidiary (other than any dividend made to the Company or another Restricted Subsidiary (and, in the case of any Restricted Subsidiary, pro rata dividends made to the other holders of Equity Interests in such Restricted Subsidiary) or any dividend payable in Equity Interests (other than Disqualified Equity Interests) in the Company);

                  (ii) any distribution (whether made in cash, Property or securities) on or with respect to any Equity Interests in the Company or of any Restricted Subsidiary (other than any distribution made to the Company or another Restricted Subsidiary (and, in the case of any Restricted Subsidiary, pro rata distributions to the other holders of Equity Interests in such Restricted Subsidiary) or any distribution payable in Equity Interests (other than Disqualified Equity Interests) in the Company);

                  (iii) any redemption, repurchase, retirement or other direct or indirect acquisition of any Equity Interests in the Company or any securities exchangeable for or convertible into any such Equity Interests;

                  (iv) any redemption, repurchase, retirement or other direct or indirect acquisition for value or other payment of principal, prior to any scheduled final maturity scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligations; or

                  (v) any Investment (other than a Permitted Investment).

                  For the avoidance of doubt, any distribution described in clause (ii) above and any redemption, repurchase, retirement or other direct or indirect acquisition of any Equity Interests in the Company described in clause
(iii) above that is made in connection with a merger or consolidation will not constitute a Restricted Payment to the extent that no cash, Property or securities of the Company or any Restricted Subsidiary are used to make such payment; and provided that neither the Company nor any Restricted Subsidiary shall be or become directly or indirectly obligated to reimburse, repay, refund or return such cash, Property or securities or to make any other payment in respect thereof to any Person.

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

                  "Restricted Subsidiary" means any Subsidiary of the Company that has neither been designated by the Board of Directors of the Company by a Board Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to Section 4.12 nor constitutes a Subsidiary of an Unrestricted Subsidiary. Any such Designation may be Revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Securitization Entity" means (i) a Subsidiary of the Company or (ii) a Subsidiary of another Person in which the Company or any Subsidiary of the Company makes an Investment and/or to which the Company or any Subsidiary of the Company transfers accounts receivable (including in respect of sales-type leases) and related assets, in each case (a) which engages in no activities other than in connection with the financing of accounts receivable (including in respect of sales-type leases) and related assets, (b) which is designated by the Board of Directors of the Company, as provided below, as a Securitization Entity, and (c):

                  (1) all of the Indebtedness of which is Non-Recourse Indebtedness (other than Standard Securitization Undertakings),

                  (2) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not

      Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity and the Investment referred to in clause (ii) above, and

            (3) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

            Any such designation by the Board of Directors of the Company must be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

                  "Senior Credit Facility" means the Credit Agreement among the Company, the Restricted Subsidiaries, the lenders party thereto in their capacities as lenders thereunder and Credit Suisse First Boston, as administrative agent, together with the related documents thereto (including any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, Refinancing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.10) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Senior Officer" means the Chief Executive Officer or the Chief Financial Officer of the Company.

                  "Significant Subsidiary" means any Restricted Subsidiary which at the time of determination is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

                  "Specified Affiliate Payments" means:

            (i) the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Restricted Subsidiaries or amounts paid to the Holding Company on account of any such acquisition or retirement for value of any Equity Interests of the Holding Company held by any future, present or former employee, director, officer or consultant of the Holding Company or the Company (or any of its Restricted Subsidiaries) pursuant to any defined contribution plan, stock incentive plan, non-full-time employee directors retainer, non-employee directors fee plan, stock option agreement, management equity subscription agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum amount of repurchases, redemptions or other acquisitions or retirements pursuant to this clause (i) (without giving effect to the immediately following proviso) of $10,000,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed the net cash proceeds received by the Company (including by way of capital contribution) since the Issue Date from the sale of Equity Interests of the Holding Company or the Company to employees, directors, officers or consultants of the Holding Company or the Company or its Subsidiaries that occurs in such calendar year (other than to the extent that such proceeds have been used to calculate the Cumulative Credit); and provided, further, that cancellation of Indebtedness owing to the Company from employees, directors, officers or consultants of the Company or any of its Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this Indenture;

            (ii) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Equity Interests;

            (iii) the payment of dividends, other distributions or other amounts by the Company to Hughes Electronics or any other Person with which the Company is included in a consolidated tax return in amounts equal to the amount of federal, state and local income taxes payable in respect of the income of the Company and its Subsidiaries (without regard to any tax credits, loss carry-forwards or the like held by Hughes Electronics or such other Person); and

            (iv) dividends, other distributions or other amounts paid by the Company to the Holding Company (a) in amounts equal to amounts required for the Holding Company to pay franchise taxes and other expenses required to maintain its corporate existence and provide for other operating costs of up to $3,000,000 per fiscal year or (b) to pay, or reimburse the Holding Company for, the costs, fees and expenses incident to a private placement or public offering of any of the Equity Interests of the Holding Company, so long as the net proceeds of such offering (if it is completed) are contributed to, or otherwise used for the benefit of, the Company.

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable securitization transaction.

                  "Subordinated Obligations" means with respect to the Company or any Guarantor, any Indebtedness of the Company or such Guarantor which is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

                  "Subsidiary" means, with respect to any Person, a Person the majority of whose voting stock, membership interests or other Voting Equity Interests is or are owned by such Person or another Subsidiary of such Person. Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Company.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

                  "Trust Officer" means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to the provisions of Section 4.12, and any Subsidiary of an Unrestricted Subsidiary. Any such Designation may be Revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

                        "U.S. Government Obligations" means (a) securities that
            are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

                        "Voting Equity Interests" means Equity Interests in any
            Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such Person.

                        "Weighted Average Life to Maturity" means, when applied
            to any Indebtedness at any date, the number of years obtained by dividing

            (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

            (ii) the then outstanding aggregate principal amount of such Indebtedness.

Section 1.02. Other Definitions.

            The definitions of the following terms may be found in the sections indicated as follows:

                        Term                           Defined in Section
                        ----                           ------------------
"Affiliate Transaction"..........................             4.14
"Agent Members"..................................             2.15
"Authenticating Agent"...........................             2.02
"Bankruptcy Law".................................             6.01
"Business Day"...................................            11.07
"Change of Control Offer"........................             4.17
"Change of Control Payment"......................             4.17
"Change of Control Payment Date".................             4.17
"Covenant Defeasance"............................             9.03
"Covenant Suspension Event"......................             4.24
"Custodian"......................................             6.01
"Designation"....................................             4.12
"Event of Default"...............................             6.01
"Event of Loss"..................................             4.16
"Excess Proceeds Offer"..........................             4.13
"Excess Proceeds Payment Date"...................             4.13
"Funding Guarantor"..............................            10.03
"Global Notes"...................................             2.01

"Legal Defeasance"...............................             9.02
"Legal Holiday"..................................            11.07
"Offering Proceeds"..............................             4.23
"Paying Agent"...................................             2.03
"payment default"................................             6.01
"Permitted Indebtedness".........................             4.10
"Private Placement Legend".......................             2.17
"Registrar"......................................             2.03
"Regulation S Global Note".......................             2.01
"Reinvestment Date"..............................             4.13
"Resale Restriction Termination Date"............             2.16
"Revocation".....................................             4.12
"Rule 144A Global Note"..........................             2.01
"Special Redemption".............................             3.01
"Suspended Covenants"............................             4.24

Section 1.03. Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes.

            "indenture securityholder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

            All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.04. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)   "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) words used herein implying any gender shall apply to every gender; and

            (6) "including" means "including without limitation."


                                    ARTICLE 2

                                    THE NOTES


Section 2.01. Form and Dating.

            The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The form of the Notes and any notation, legend or endorsement on them shall be satisfactory to both the Company and the Trustee. Each Note shall be dated the date of its authentication.

            The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            The Notes shall be issued initially in the form of two or more permanent global Notes (the "Global Notes"). Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the " Rule 144A Global Note") and (ii) in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Regulation S Global Note"), and in each case shall be deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Section 2.02. Execution and Authentication.

            The Notes shall be executed on behalf of the Company by two Officers of the Company or an Officer and the Secretary of the Company. Such signature may be either manual or facsimile. The Company's seal may be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

            If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            A Note shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the Note. Such signature may be either manual or facsimile. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee or an authentication agent (the "Authenticating Agent") shall authenticate (i) Initial Notes for original issue on the date of this Indenture in the aggregate principal amount not to exceed $800,000,000, (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of

Initial Notes and (iii) Additional Notes (including in the form of additional Exchange Notes) from time to time issued in compliance with Section 2.18, in each case upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes, and shall further specify the amount of such Notes to be issued as the Global Note or Certificated Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07.

            Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

            The Trustee may appoint an Authenticating Agent to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. An Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same right as an Agent to deal with the Company and Affiliates of the Company.

            The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

Section 2.03. Registrar and Paying Agent.

            The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide the Company a current copy of such register from time to time upon request of the Company. The Company may have one or more co-Registrars and one or more additional Paying Agents. Either the Company or any domestic Wholly Owned Restricted Subsidiary may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04. Paying Agent to Hold Assets in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest (including Additional Interest) on Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. If the Company or a Wholly Owned Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to forthwith distribute to the Trustee all assets so held in trust by such Paying Agent together with a complete accounting of such sums. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05. Noteholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee on or before each January 15 and July 15 in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders which list may be conclusively relied on by the Trustee.

Section 2.06. Transfer and Exchange.

            Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.13, 4.16 or 4.17, in which event the Company shall be responsible for the payment of such taxes).

            The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning 15 Business Days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part.

            Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

            Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

Section 2.07. Replacement Notes.

            If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of the Company and the Trustee that the Note has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of mutilation, loss, destruction or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the mutilation, loss, destruction or theft of such Note and the ownership thereof. Each of the Company and the Trustee may charge for its expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

            Every replacement Note is an additional obligation of the Company.

Section 2.08. Outstanding Notes.

            Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

            If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

            If on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. legal tender sufficient to pay all of the principal and interest (including Additional Interest) due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09. Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or notice, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

Section 2.10. Temporary Notes.

            Until definitive Notes and Global Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

Section 2.11. Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Notes to the Company in accordance with the Trustee's customary procedures. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12. Defaulted Interest.

            The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under Bankruptcy Law) at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Notes.

            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the 15th day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

            Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(b) shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

Section 2.13. Deposit of Moneys.

            Prior to 11:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date or Maturity Date, as the case may be, to permit the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date or Maturity Date, as the case may be. The principal and interest (including Additional Interest) on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest (including Additional Interest) on Notes in certificated form shall be payable at the office of the Paying Agent.

Section 2.14. CUSIP Number.

            The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

Section 2.15. Book-Entry Provisions for Global Notes.

            (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.17.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under such Global Note, and the Depository may be treated by the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

            (b) Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as Depository for any Global Note or (y) has ceased to be a clearing company registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or (ii) a Default or an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Certificated Notes.

            (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of an authentication order from the Company in the form of an Officers' Certificate, authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

            (d) Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

            (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16. Registration of Transfers and Exchanges.

            (a) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar or co-Registrar with a request:

            (i) to register the transfer of the Certificated Notes; or

            (ii) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange:

            (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

           (II) in the case of Certificated Notes the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Note, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), such Certificated Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                  (A) if such Certificated Note is being delivered to the
            Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (substantially in the form of Exhibit C hereto); or

                  (B) if such Certificated Note is being transferred to a
            Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit C hereto); or

                  (C) if such Certificated Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto; or

                  (D) if such Certificated Note is being transferred to an
            Institutional Accredited Investor, delivery of certification to that effect (substantially in the form of Exhibit C hereto), certificates of the transferee in substantially the form of Exhibit D and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such Certificated Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form of Exhibit C hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (F) if such Certificated Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

            (b) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

            (A) in the case of Certificated Notes, the offer and sale of which have not been registered under the Securities Act and which are presented for transfer prior to the Resale Restriction Termination Date, certification, substantially in the form of Exhibit C hereto, that such Certificated Note is being transferred (I) to a Qualified Institutional Buyer or (II) in an offshore transaction in reliance on Regulation S (and, in the case of this clause II, the Company shall have received a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transaction is in compliance with the Securities Act); and

            (B) written instructions from the Holder thereof directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Certificated Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with
Section 2.02, authenticate such a Global Note in the appropriate principal amount.

            (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee on behalf of any person having a beneficial interest in a Global Note, requesting the registration of transfer of an interest in a U.S. Global Note or Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Notes (or Global Note) and the Company shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, authenticate new Global Notes of the types so canceled (or the type so canceled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

            (d) Transfer of a Beneficial Interest in a Global Note for a Certificated Note. (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

            (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit C hereto); or

            (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit C hereto); or

            (C) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto; or

            (D) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of certification (substantially in the form of Exhibit C hereto), a certificate of the transferee in substantially the form of Exhibit D and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

           (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

            (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) the Resale

Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

            (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.17. Restrictive Legends.

            Each Global Note and Certificated Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until the Resale Restriction Termination Date, unless otherwise agreed to by the Company and the Holder thereof:

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY, OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH 501(a)(1), (2),
      (3), or (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE

      SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO CLAUSE (C) OR (E) ABOVE, PRIOR TO SUCH TRANSFER, THE HOLDER WILL BE REQUIRED TO FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

            Each Global Note shall also bear the following legend:

            THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

Section 2.18. Issuance of Additional Notes.

            The Company shall be entitled to issue Additional Notes under this Indenture which shall have substantially identical terms as the Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto or upon a registration default as provided under a registration rights agreement related thereto, if any (and if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that such issuance shall be made in compliance with Section 4.10; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended. The Initial Notes issued on the date of this Indenture, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

            With respect to any Additional Notes, the Company shall set forth in an Officers' Certificate, a copy of which shall be delivered to the Trustee, the following information:

            (1) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

            (2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

            (3) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto;

            (4) the "CUSIP", "ISIN" or "Common Code" number, as applicable, of such Additional Notes; and

            (5) whether such Additional Notes shall be Restricted Securities and issued in the form of Initial Notes or shall be registered securities issued in the form of Exchange Notes, substantially in the form as set forth in Exhibit A hereto.


                                    ARTICLE 3

                                   REDEMPTION


Section 3.01. Notices to Trustee.

            If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes, at least 60 days prior to the Redemption Date (other than a redemption pursuant to paragraph 6(c) of the Notes ("Special Redemption")) or during such other period as the Trustee may agree to, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Notes, as appropriate. In the event of a Special Redemption, the Company shall notify the Trustee as soon as practicable but in any event before notice of the Special Redemption is to be mailed to any Holder (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02. Selection of Notes to Be Redeemed.

            In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed shall be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of any Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository). A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon delivery of the original Note to the Paying Agent and cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agents for the Notes funds in U.S. legal tender in satisfaction of the applicable Redemption Price pursuant to this Indenture.

Section 3.03. Notice of Redemption.

            Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 calendar days before the Redemption Date (other than in connection with a Special Redemption) to each Holder to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

            In the event of a Special Redemption, notice of redemption shall be given at least five days before a Special Redemption by first class mail to each Holder as such Holder's address appears in the Register.

            The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

            (4) the name, address and telephone number of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent at the address specified to collect the Redemption Price plus accrued interest, if any;

            (6) that, unless the Company defaults in making the redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

            (7) the subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

            (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

Section 3.04. Effect of Notice of Redemption.

            Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any; provided that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date.

Section 3.05. Deposit of Redemption Price.

            On or prior to 11:00 a.m., New York City time, on each Redemption Date, the Company shall have deposited with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) in immediately available funds U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation.

            On and after any Redemption Date, if U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided for in Section 2.12.

Section 3.06. Notes Redeemed in Part.

            Subject to the last paragraph of Section 2.02, upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.


                                    ARTICLE 4

                                    COVENANTS


Section 4.01. Payment of Notes.

            The Company shall pay the principal of and interest (including all Additional Interest) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, on that date U.S. legal tender designated for and sufficient to pay such installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue principal and interest on overdue interest, to the extent lawful as provided for in Section 2.12.

Section 4.02. Reports.

            (A) Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders, within the time periods specified in the Commission's rules and regulations:

            (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

            (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

            If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in

Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

            (B) In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (A)(1) and (A)(2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company will also furnish to Holders and prospective investors upon request the information required to be delivered pursuant to Rule 144 and Rule 144A(d)(4) under the Securities Act. The Company shall also comply with the provisions of TIA Section 314(a).

Section 4.03. Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest (including Additional Interest) on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04. Compliance Certificate; Notice of Default; Tax Information.

            (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) indicating whether the signers thereof actually know of any Default that occurred during such fiscal year and listing all Restricted Payments for such fiscal year. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

            (b) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such Default or Event of Default, notice or other action, the status thereof and what action the Company is taking or proposes to take, in each case, within ten Business Days of a Senior Officer obtaining actual knowledge of such occurrence.

            (c) The annual financial statements delivered pursuant to Section
4.02 shall be accompanied by a written report addressed to the Trustee of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that a Default or Event of Default has occurred under this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (d) The Company shall calculate and deliver to the Trustee all original issue discount information to be reported by the Trustee to Holders as required by applicable law.

Section 4.05. Payment of Taxes and Other Claims.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or Properties of it or any of its Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the Property of it or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings for which adequate reserves, to the extent required under GAAP, have been set aside.

Section 4.06. Corporate Existence.

            Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or limited liability company or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries except where the failure to preserve and keep in full force and effect any such rights, licenses and franchise shall not have a material adverse effect on the financial condition, business, operations or prospects of the Company and its Restricted Subsidiaries taken as a whole; and provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders; and provided, further, that the foregoing shall not require the preservation, renewal or maintenance of any rights, licenses, orders, permits or authorizations issued by the Federal Communications Commission for a satellite that is yet to be launched.

Section 4.07. Maintenance of Office or Agency.

            The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 11.02 as such office of the Company.

Section 4.08. Compliance with Laws.

            The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations and orders of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole; it being understood that any failure as it may relate to any rights, licenses, orders, permits or authorizations issued by the Federal Communications Commission for a satellite that has yet to be launched shall not, in itself, be considered or deemed to result in a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

Section 4.09. Maintenance of Properties.

            The Company shall, and shall cause each of its Restricted Subsidiaries to keep and maintain all Properties material to the conduct of the Company's business in good working order and condition, ordinary wear and tear excepted; provided, however, that nothing in this Section 4.09 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of any Restricted Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Restricted Subsidiaries) of the Company or any of its Restricted Subsidiaries having managerial responsibility for any such Property, desirable in the conduct of the business of the Company or any Restricted Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

Section 4.10. Limitation on Indebtedness.

            The Company shall not, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Equity Interests, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Preferred Equity Interests except, in each case, for Permitted Indebtedness; provided, however, that the Company may Incur Indebtedness (including Acquired Indebtedness) or issue Disqualified Equity Interests and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue Preferred Equity Interests if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Equity Interests or Preferred Equity Interests, as the case may be, and the application of the proceeds therefrom, the Company's Debt to Operating Cash Flow Ratio would be less than or equal to 5.0 to 1.0.

            The foregoing limitations will not apply to the Incurrence of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

            (a) Indebtedness under (i) the Notes issued on the Issue Date in an aggregate principal amount not to exceed $800,000,000, (ii) this Indenture and (iii) the Guarantees of the Guarantors;

            (b) (i) Indebtedness and Disqualified Equity Interests in the Company and Indebtedness and Preferred Equity Interests in the Restricted Subsidiaries of the Company outstanding on the Issue Date, other than Indebtedness described in clause (a) or (c) of this paragraph, reduced by the amount of any scheduled payments or mandatory repayments when actually paid or permanent reductions therein and (ii) Indebtedness arising from any Sale and Lease-Back Transaction in respect of the PAS-10 satellite in an aggregate principal amount not to exceed $180,000,000;

            (c) Indebtedness of the Company and the Restricted Subsidiaries (other than the Foreign Restricted Subsidiaries except to the extent a Guarantor) under Credit Facilities in an aggregate principal amount for all such Indebtedness, together with the aggregate Off-Balance Sheet Financing Amount attributable to Qualified Securitization Transactions, not to exceed $1,250,000,000 at any one time outstanding, less the amount of Asset Sale Proceeds applied to permanently repay Indebtedness under Credit Facilities;

            (d) Indebtedness of and Disqualified Equity Interests in (x) any Restricted Subsidiary owed to or issued to and held by the Company or any other Restricted Subsidiary and (y) the Company owed to and held by any Restricted Subsidiary which is unsecured and subordinated in right of payment, pursuant to a written agreement, to the payment and performance of the Company's obligations under this Indenture and the Notes;

            (e) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days after Incurrence;

            (f) Hedging Agreements of the Company or any Restricted Subsidiary relating to any Indebtedness of the Company or such Restricted Subsidiary, as the case may be, Incurred in accordance with the provisions of this Indenture; provided that such Hedging Agreements have been entered into for bona fide business purposes and not for speculation;

            (g) Indebtedness of the Company or any of the Restricted Subsidiaries in respect of letters of credit, performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds and payment obligations in connection with self-insurance or similar obligations, in each case, in the ordinary course of business;

            (h) Refinancing Indebtedness;

            (i) Indebtedness (or guarantees thereof) of the Company or a Restricted Subsidiary (including Capitalized Lease Obligations, Indebtedness under a Sale and Lease-Back Transaction and Purchase Money Indebtedness) Incurred for the purpose of financing or refinancing all or any part of the lease, purchase price or cost of acquisition, construction, installation or improvement of property, plant or equipment used or useful in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or of the Equity Interests of any Person owning such assets and whether such Indebtedness is owed to the seller or the Person carrying out such construction, installation or improvement or to any third party) not to exceed 100% of the cost of such acquisition, construction, installation or improvement of such property, plant or equipment (or Equity Interests) to which such Indebtedness relates; provided that the amount of Indebtedness Incurred pursuant to this clause (i) shall not exceed 10% of Consolidated Tangible Assets;

            (j) Indebtedness of Foreign Restricted Subsidiaries; provided that the aggregate principal amount of such Indebtedness does not exceed $5,000,000 at any one time outstanding;

            (k) a guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be Incurred by another provision of this Section 4.10; provided that the obligations of the Company and the Guarantors under guarantees of Indebtedness of Non-Guarantor Subsidiaries under this clause (k) shall not exceed $5,000,000 at any one time outstanding; and

            (l) in addition to any Indebtedness described in clauses (a) through
      (k) above, Indebtedness or Disqualified Equity Interests of the Company or Indebtedness or Preferred Equity Interests of any of the Restricted Subsidiaries so long as the principal amount of all such Indebtedness incurred, and the amount of Disqualified Equity Interests and Preferred Equity Interests issued, in the aggregate, pursuant to this clause (l) does not exceed $100,000,000 at any one time outstanding.

            For purposes of determining compliance with this Section 4.10, (1) the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness incurred in compliance with the terms of this Section 4.10 shall be disregarded and (2) if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (l) above or is permitted to be Incurred pursuant to the first paragraph of this Section 4.10 and also meets the criteria of one or more of the categories of Permitted Indebtedness described in clauses (a) through (l) above, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section
4.10 and may from time to time reclassify such item of Indebtedness in any manner in which such item could be Incurred at the time of such reclassification. Notwithstanding any other provision in this Section 4.10, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded as a result of fluctuations in the exchange rates of currencies.

            Accrual of interest, the accretion of original issue discount and the payment of interest in the form of additional Indebtedness of the same class will not be deemed to be an Incurrence of Indebtedness for purposes of this
Section 4.10 and the payment of dividends on Disqualified Equity Interests (or Preferred Equity Interests in the case of any Restricted Subsidiary) in the form of additional shares of the same class of Disqualified Equity Interests will not be deemed to be an issuance of Disqualified Equity Interests (or Preferred Equity Interests in the case of any such Restricted Subsidiary).

Section 4.11. Limitation on Restricted Payments.

            The Company shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Payment if:

            (1) at the time of such proposed Restricted Payment, a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment;

            (2) immediately after giving effect to such proposed Restricted Payment, the Company would not be able to incur $1.00 of additional Indebtedness under the Debt to Operating Cash Flow Ratio of the first paragraph of Section 4.10; or

            (3) immediately after giving effect to any such Restricted Payment, the aggregate of all Restricted Payments (excluding Restricted Payments made pursuant to clause (3)(A)(ii) below, but including Permitted Investments referred to in clauses (x)(a), (xii) and (xiv) of the definition of the term "Permitted Investments" as if they were Restricted Payments, to the extent made after the Issue Date) which shall have been made on or after the Issue Date would exceed an amount equal to the difference between (a) the Cumulative Credit and (b) 1.4 times Cumulative Interest Expense.

            The provisions of the first paragraph of this covenant shall not prevent:

            (1) the retirement of any of the Company's Equity Interests in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Equity Interests (other than Disqualified Equity Interests) in the Company;

            (2) the payment of any dividend or distribution on, or redemption of Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of this Indenture;

            (3) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Obligations of the Company or any Guarantor (A) in exchange for, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of
      (i) Equity Interests (other than Disqualified Equity Interests) in the Company or (ii) Subordinated Obligations of the Company or any Guarantor which constitute Refinancing Indebtedness or (B) upon a Change of Control, Asset Sale or Event of Loss to the extent required by the agreement governing such Subordinated Obligations but only if the Company shall have complied with Sections 4.13 and 4.17 and purchased all Notes validly tendered pursuant to the relevant offer prior to purchasing or repaying such Subordinated Obligations;

            (4) payments or distributions to dissenting stockholders under applicable law or in connection with a consolidation, merger or transfer of assets;

            (5) to the extent constituting Restricted Payments, Specified Affiliate Payments; and

            (6) additional Restricted Payments in an aggregate amount (net of repayments) not to exceed $25,000,000 at any one time outstanding;

provided, however, that in the case of clause (6) of this paragraph, no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or as a result thereof. In determining the aggregate amount of Restricted Payments made on or after the Issue Date, Restricted Payments made pursuant to clauses (1), (2), (3) (other than (3)(A)(ii)), (4), (5) and (6) shall be included in such calculation.

            The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, without regard to subsequent changes in value. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors.

            In making the computations required by this Section 4.11:

            (a) the Company or the relevant Restricted Subsidiary may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period; and

            (b) the Company or the relevant Restricted Subsidiary will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company and the Restricted Subsidiary that are available on the date of determination.

            If the Company or a Restricted Subsidiary makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company or any Restricted Subsidiary be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's or any Restricted Subsidiary's financial statements, affecting Cumulative Credit or Consolidated Interest Expense of the Company for any period. For the avoidance of doubt, it is expressly agreed that no payment or other transaction permitted by clauses
(ii), (iv), (v), (ix) and (x) of the third paragraph of Section 4.14 shall be considered a Restricted Payment for purposes of, or otherwise restricted by, this Indenture.

Section 4.12. Designation of Unrestricted Subsidiaries.

            The Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) as an "Unrestricted Subsidiary" hereunder (a "Designation") only if:

            (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

            (b) the Company would be permitted to make a Permitted Investment or Restricted Payment at the time of Designation (assuming the effectiveness of such Designation) in an amount equal to the Company's proportionate interest in the fair market value of such Subsidiary on such date (as determined in good faith by the Board of Directors whose determination shall be evidenced by a Board Resolution).

At the time of Designation all of the Indebtedness of such Unrestricted Subsidiary, to the extent guaranteed by the Company or any Restricted Subsidiary, shall be deemed an Incurrence of the guarantee of such Indebtedness at the time of such Designation and such Designation shall only be permissible if such Indebtedness is then permitted to be Incurred under Section 4.10.

            The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

            (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Revocation; and

            (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

All Designations and Revocations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions.

Section 4.13. Limitation on Asset Sales.

            The Company shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

            (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Board of Directors whose determination shall be evidenced by a Board Resolution);

            (ii) not less than 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that up to $40,000,000 of assets at any one time may be considered to be cash for purposes of this clause
      (ii) so long as the provisions of clause (iii) below are complied with as such non-cash assets are converted to cash; and

            (iii) the Asset Sale Proceeds (together with any Event of Loss Proceeds required to be applied as provided in Section 4.16) received by the Company or such Restricted Subsidiary are applied (a) first, (i) to the extent the Company elects, or is required, to prepay or repay debt (other than debt owed to the Company or a Subsidiary of the Company) under the Senior Credit Facility, any other secured Indebtedness, Indebtedness of any Non-Guarantor Subsidiary (but only to the extent such Asset Sale Proceeds or Event of Loss Proceeds are from an Asset Sale of or an Event of Loss affecting such Non-Guarantor Subsidiary) or Pari Passu Indebtedness; provided that if the Company shall so reduce Pari Passu Indebtedness, it will equally and ratably make an Excess Proceeds Offer to all holders) within 360 days following the receipt of the Asset Sale Proceeds from any Asset Sale (and any Event of Loss Proceeds from an Event of Loss), and/or (ii) to the extent the Company elects, to purchase assets (including Equity Interests or other securities purchased in connection with the acquisition of Equity Interests or Property of another Person) used or useful in a Permitted Business of the Company or any of its Restricted Subsidiaries; provided that either (y) such purchase occurs and such Asset Sale Proceeds (and Event of Loss Proceeds) are so applied or
      (z) the Company enters into a binding agreement committing to make such purchase (subject to customary conditions precedent), in each case, within 360 days following the receipt of such Asset Sale Proceeds (and Event of Loss Proceeds) (the "Reinvestment Date"), and (b) second, if on the Reinvestment Date with respect to any Asset Sale Proceeds (and Event of Loss Proceeds) the Excess Proceeds exceed $30,000,000, the Company shall
      (i) make an offer to all Holders and (ii) prepay, purchase or redeem (or make an offer to do so) any other Pari Passu Indebtedness of the Company in accordance with provisions governing such Indebtedness requiring the Company to prepay, purchase or redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so) pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be prepaid, purchased or redeemed or tendered for, in the case of the Notes pursuant to such offer to purchase the maximum principal amount of Notes that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of repurchase (an "Excess Proceeds Offer") subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date in accordance with the procedures set forth in this Indenture. Pending the final application of any Asset Sale Proceeds (or Event of Loss Proceeds), the Company or any Restricted Subsidiary may temporarily reduce borrowings under a Credit Facility or otherwise invest such Asset Sale Proceeds (or Event of Loss Proceeds) in any manner that is not prohibited by this Indenture.

            To the extent that the aggregate principal amount of Notes and Pari Passu Indebtedness tendered pursuant to an Excess Proceeds Offer or other offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. For purposes of determining in clause (ii) above the percentage of cash consideration received by the Company or any Restricted Subsidiary, (1) the amount of any (x) liabilities (other than liabilities that are by their terms subordinated to the Notes)(as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary that are actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash, and (y) securities, notes or other similar obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted (or are converted within 30 days of the related Asset
Sale) by the Company or such Restricted Subsidiary into cash shall be deemed to be cash in an amount equal to the net cash proceeds realized upon such conversion, and (2) a lease entered into in connection with a Sale and Lease-Back Transaction shall not be considered as consideration received in connection with such transaction.

            If the Company is required to make an Excess Proceeds Offer, within 30 days following the Reinvestment Date, the Company shall send by first class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register of the Notes maintained by the Registrar, a notice stating, among other things:

            (1) that such Holders have the right to require the Company to apply the pro rata portion of the Excess Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of repurchase;

            (2) the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed ("Excess Proceeds Payment Date");

            (3) that any Note not tendered or accepted for payment will continue to accrue interest;

            (4) that any Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

            (5) that Holders accepting the offer to have their Notes purchased pursuant to an Excess Proceeds Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Excess Proceeds Payment Date;

            (6) that Holders will be entitled to withdraw their acceptance of the Excess Proceeds Offer if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

            (7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis or by lot or by such other method that the Trustee deems fair and equitable to the Holders (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased);

            (8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

            (9) the calculations used in determining the amount of Excess Proceeds to be applied to the purchase of such Notes;

            (10) any other procedures that a Holder must follow to accept an Excess Proceeds Offer or effect withdrawal of such acceptance; and

            (11) the name and address of the Paying Agent.

            On the Excess Proceeds Payment Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, (2) deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, on the Notes to be purchased or portions thereof, (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.13.

The Paying Agent shall promptly mail to each Holder so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Company shall publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date.

            To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue thereof. Upon completion of the Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

            In the event of the transfer of substantially all of the Property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor Person shall be deemed to have sold the Properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.13, and shall comply with the provisions of this Section 4.13 with respect to such deemed sale as if it were an Asset Sale.

            The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.13.

Section 4.14. Limitation on Transactions with Affiliates.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, amend or suffer to exist any transaction or series of related transactions (including the sale, purchase, exchange or lease of assets, Property or services) with or for the benefit of any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise amend or modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless

            (1) such Affiliate Transaction is between or among the Company and one or more of its Restricted Subsidiaries; or

            (2) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

            In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $25,000,000 which is not permitted under clause (1) above, the Company must obtain a Board Resolution (which Board Resolution shall also have been approved by a majority of the disinterested members of the Board of Directors, if any) certifying that such Affiliate Transaction complies with clause (2) above.

            The foregoing provisions will not apply to

            (i) any Restricted Payment or Permitted Investment permitted in accordance with the terms of this Indenture (other than an Investment in a Person in which an Affiliate of the Company (other than a Restricted Subsidiary) owns any Equity Interest);

           (ii) any employment agreements, consulting agreements, non-competition agreements, stock purchase or option agreements, collective bargaining agreements, employee benefit plans or arrangements (including vacation plans, health and life insurance plans, deferred compensation plans, stock loan plans, directors' and officers' indemnification agreements and retirement, savings or similar plans), related trust agreements or any similar arrangements, in each case in respect of employees, officers or directors of the Company or any Restricted Subsidiary and entered into in the ordinary course of business, any payments, indemnification provided under, or other transactions contemplated by, any of the foregoing and any other payments of compensation to employees, officers, directors or consultants of the Company or any Restricted Subsidiary in the ordinary course of business as determined in good faith by the Company's Board of Directors or senior management;

          (iii) transactions between or among the Company and/or one or more of its Restricted Subsidiaries and any joint venture; provided no Affiliate of the Company (other than a Restricted Subsidiary) owns any of the Equity Interests of any such joint venture;

           (iv) any agreement or arrangement as in effect as of the Issue Date (including any tax sharing agreement or arrangement) or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or any replacement agreement or arrangement or any transaction pursuant thereto so long as any such amendment or replacement agreement or arrangement is not more disadvantageous to the Holders in any material respect than the original agreement or arrangement as in effect on the Issue Date;

            (v) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case in the reasonable determination of the Company's Board of Directors or senior management;

            (vi) any transaction on arm's-length terms with non-affiliates that become Affiliates as a result of such transaction;

            (vii) the issuance of Equity Interests (other than Disqualified Equity Interests) of the Company;

            (viii) transactions effected as part of a Qualified Securitization Transaction;

            (ix) loans or advances to officers, directors, employees and consultants (or guarantees of third-party loans to officers, directors, employees and consultants) of the Company or the Holding Company in the ordinary course of business; and

            (x) without limiting clause (v) above, the provision of services to any Permitted Holder and its Affiliates by the Company or any of its Restricted Subsidiaries, on the one hand, or to the Company and its Restricted Subsidiaries by any Permitted Holder or any of its Affiliates, on the other hand, so long as no cash or other assets are transferred by the Company or any Restricted Subsidiary in connection with such transactions (other than up to $10,000,000 in cash in any fiscal year and other than nonmaterial assets used in the operations of the business in the ordinary course pursuant to the agreement governing the provision of services), and so long as such transaction or agreement is determined by a majority of the members of the Board of Directors of the Company to be fair to the Company and its Restricted Subsidiaries when taken together with all other such transactions and agreements entered into with such Permitted Holder and its Affiliates.

Section 4.15. Limitation on Liens.

            The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness secured by a Lien against or on any of its Property or assets now owned or hereafter acquired by the Company or any such Restricted Subsidiary, unless:

            (1) in the case of Liens securing Indebtedness that is a Subordinated Obligation, the Notes or such Guarantee of such Guarantor are secured by a Lien on such Property or assets that is senior in priority to such Liens; and

            (2) in all other cases, the Notes or such guarantee of such Guarantor are equally and ratably secured; provided that any Lien which is granted to secure the Notes under this covenant shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the Notes.

            This restriction does not, however, apply to:

            (i) Liens, if any, in effect on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

            (ii) Liens securing the Notes or the Guarantee of a Guarantor;

            (iii) Liens securing the Existing Notes to the extent and in the manner provided for in or required under the Existing Notes Indenture as in effect on the Issue Date;

            (iv) Liens securing obligations under the Credit Facilities to the extent permitted by clauses (c) and (l) of the second paragraph under
      Section 4.10;

            (v) Liens in favor of the Company or a Restricted Subsidiary;

            (vi) Liens, or amendments or renewals of such Liens, securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness secured by a Lien permitted under this Indenture; provided, however, that such Liens do not extend to or cover any Property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

            (vii) Other Permitted Liens.

Section 4.16. Maintenance of Insurance.

            At all times the Company and each Restricted Subsidiary will maintain (i) with respect to each satellite to be launched by the Company or any Restricted Subsidiary, launch insurance with respect to each such satellite covering the launch of such satellite and a period thereafter, but only to the extent, if at all, and on such terms (including period, exclusions, limitations on coverage and coverage amount) as is determined by the Board of Directors of the Company to be in the best interests of the Company and evidenced by a Board Resolution delivered to the Trustee, (ii) with respect to each satellite it currently owns or has risk of loss for, other than any Excluded Satellite or any In-orbit Spare Satellite (but only to the extent that such In-orbit Spare Satellite is not expected or intended, in the good faith determination of the Board of Directors of the Company and evidenced by a Board Resolution delivered to Trustee, to earn revenues in excess of $15,000,000 for the immediately succeeding twelve calendar months), in-orbit insurance in an amount at least equal to the book value of such satellite and (iii) at all times subsequent to the coverage period of the launch insurance described in clause (i) above, if any, or if launch insurance is not procured, at all times subsequent to the initial completion of in-orbit testing, in each case other than in the case of any such satellite that is an Excluded Satellite or an In-orbit Spare Satellite (but only to the extent that such In-orbit Spare Satellite is not expected or intended, in the good faith determination of the Board of Directors of the Company and evidenced by a Board Resolution delivered to the Trustee, to earn revenues in excess of $15,000,000 for the immediately succeeding twelve calendar months), in-orbit insurance in an amount as provided for in clause (ii) above; provided, however, that at any time with respect to a satellite that the Company or any Restricted Subsidiary owns or has risk of loss for,

            (1) the Company and each Restricted Subsidiary may at its option in lieu of procuring or maintaining the in-orbit insurance described in clauses (ii) and (iii) above elect to provide an In-orbit Spare Satellite for one or more satellites (or the C-band or Ku-band payloads separately on a hybrid C/Ku-band satellite, provided both payloads on such satellite are protected by In-orbit Spare Satellites or by in-orbit insurance in accordance with this covenant); provided that

                  (y) no more than two satellites protected by the same In-orbit
            Spare Satellite may, at any time, each be subject to a Partial Loss exceeding 37.5% of each such satellite's commercial communications capacity; provided, however, that up to three satellites protected by the same In-orbit Spare Satellite may, at any time, each be subject to a Partial Loss exceeding 37.5% of each such satellite's commercial communications capacity if such In-orbit Spare Satellite is at such time functioning as an In-orbit Spare Satellite for six satellites and the Company or the applicable Restricted Subsidiary shall maintain or procure within 120 days in-orbit insurance complying with the provisions of clause (ii) or (iii) above, as applicable, on the three satellites not subject to a Partial Loss exceeding 37.5% of commercial communications capacity; and

                  (z) at no single time shall any satellite act as an In-orbit
            Spare Satellite for more than six satellites and in no event shall such satellites be within a geostationary orbital arc of greater than 60 contiguous degrees of longitude; and

            (2) for such time as the Company and its Restricted Subsidiaries shall own or retain risk of loss for and maintain at least 10 satellites (other than Excluded Satellites) in commercial operation in orbit, the Company and its Restricted Subsidiaries shall not be required to maintain in-orbit insurance in excess of 60% of the aggregate book value of all satellites insured pursuant to clause (i) above (but included in such calculation only to the extent such satellite has successfully completed its in-orbit testing phase) and otherwise required to be insured pursuant to clauses (ii) and (iii) above (with the allocation of such insurance among such satellites being in the Company's discretion). In the event that fewer than 10 satellites (other than Excluded Satellites) are in commercial operation in-orbit, the Company shall have 120 days to have in effect in-orbit insurance complying with clause (ii) or (iii) of the first paragraph above, as applicable; provided that the Company and its Restricted Subsidiaries shall be considered in compliance with this insurance covenant for such 120-day period.

            The insurance policies required by the foregoing paragraph shall

            (i) contain no exclusions other than

                  (A) Acceptable Exclusions and such other exclusions or
            limitations of coverage as may be applicable to all satellites of the same model or relating to systemic anomalies as are then customary in the satellite insurance market and

                  (B) such specific exclusions applicable to the performance of the satellite being insured as are reasonably accepted by the Board of Directors of the Company in order to obtain insurance for a price that is, and on other terms and conditions that are, commercially reasonable; and

            (ii) provide coverage for all risks of loss of and damage to the satellite, including for Partial Loss, constructive total loss and total loss.

The insurance required by this covenant shall name the Company or the applicable Restricted Subsidiary as the named insured.

            In the event of (i) a total loss or constructive total loss of an uninsured in-orbit satellite (or either of the C-band or Ku-band payloads on a hybrid C/Ku-band satellite thereon) covered by an In-orbit Spare Satellite or
(ii) the unavailability of an In-orbit Spare Satellite for any reason, the Company shall, subject to clause (2) of the proviso to the first paragraph above, within 120 days of such loss or unavailability, be required to have in effect in-orbit insurance complying with clause (ii) or (iii) of the first paragraph above, as applicable, with respect to all satellites that the In-orbit Spare Satellite was intended to protect (and in the case of clause (i) of this paragraph, also the In-orbit Spare Satellite which replaces the satellite subject to such total loss or constructive total loss) so long as an In-orbit Spare Satellite is unavailable, provided that the Company and its Restricted Subsidiaries shall be considered in compliance with this insurance covenant for the 120 days immediately following such loss or unavailability, as the case may be.

            In the event that the Company or its Restricted Subsidiaries receive proceeds from any satellite insurance covering any satellite owned by the Company or any of its Restricted Subsidiaries, or in the event that the Company or any of its Restricted Subsidiaries receives proceeds from any insurance maintained for it by any satellite manufacturer or any launch provider covering any of such satellites (the event resulting in the payment of such proceeds, an "Event of Loss"), all Event of Loss Proceeds in respect of such Event of Loss shall be applied in the manner provided for in clause (iii) of the first paragraph of Section 4.13.

Section 4.17. Change of Control.

            (A) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Notes pursuant to an offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of repurchase (the "Change of Control Payment").

            (B) Within 30 days of the occurrence of a Change of Control, the Company shall send by first class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register of Notes maintained by the Registrar, a notice stating:

            (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment;

            (2) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

            (3)   that any Note not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in the payment of the Change of Control Payment, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased;

            (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

            (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

            (9) the name and address of the Paying Agent.

            (C) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Company shall publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Payment Date.

            (D) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.17.

Section 4.18. Limitation on Dividends and Other Payment Restrictions Affecting
              Subsidiaries.

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

            (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests;

            (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

            (c) make loans or advances to the Company or any other Restricted Subsidiary; and

            (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary except for encumbrances and restrictions:

            (i) existing under or by reason of Acquired Indebtedness of any Restricted Subsidiary existing at the time such Person became a Restricted Subsidiary; provided that such encumbrances or restrictions were not created in anticipation of such Person becoming a Restricted Subsidiary and are not applicable to the Company or any other Restricted Subsidiary,

            (ii) arising under Refinancing Indebtedness permitted by clause (h) of the second paragraph under Section 4.10; provided that the terms and conditions of any such restrictions are no less favorable to the Holders than those under the Indebtedness being Refinanced,

            (iii) contained in this Indenture or under the Notes and any other agreement entered into after the Issue Date; provided that the encumbrances and restrictions in such agreements are not materially more restrictive than those contained in this Indenture and the Notes,

            (iv) existing under or by reason of the Senior Credit Facility and the related documentation to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date,

            (v) existing under or by reason of customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary,

            (vi) existing under or by reason of agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date,

            (vii) in customary form on the transfer of any Property or assets arising under a security agreement or mortgage governing a Lien permitted under this Indenture,

            (viii) existing under or by reason of any agreement governing the sale or disposition of assets or Equity Interests in any Restricted Subsidiary which restricts dividends and distributions or transfers of assets pending such sale or disposition,

            (ix) existing under or by reason of Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction so long as such restrictions apply only to such Securitization Entity,

            (x) existing under or by reason of Purchase Money Indebtedness (including Capitalized Lease Obligations) for Property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the Property so acquired,

            (xi) in the case of clause (d) above, (i) that restrict in a customary manner the subletting, assignment, or transfer of any Property or asset that is subject to a lease, license or similar contract or (ii) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any

      Property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture,

            (xii) on cash or other deposits or net worth imposed by leases, credit agreements or other agreements entered into in the ordinary course of business,

            (xiii) created with respect to Indebtedness or Preferred Equity Interests of Foreign Restricted Subsidiaries permitted to be Incurred or issued subsequent to the Issue Date pursuant to Section 4.10; provided that the Board of Directors of the Company determines in good faith at the time such encumbrances or restrictions are created that such encumbrances or restrictions would not reasonably be expected to impair the ability of the Company to make payments of interest and scheduled payments of principal on the Notes as and when due,

            (xiv) in customary form under joint venture agreements and other similar agreements that limit the ability of the Person to which such agreements relate to undertake the actions described in clauses (a) through (d) above, and

            (xv) by reason of or under any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiv) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrances or restrictions than those contained in the contracts, instruments or obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.19. Limitation on Business Activities of the Company and the
              Restricted Subsidiaries.

            The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any businesses other than a Permitted Business.

Section 4.20. Limitation on Creation of Subsidiaries.

            The Company shall not create or acquire, and shall not permit any Restricted Subsidiary to create or acquire, any Subsidiary other than

            (i) a Restricted Subsidiary existing as of the Issue Date;

            (ii) a Restricted Subsidiary that is acquired or created after the Issue Date; provided, however, that each Restricted Subsidiary (other than a Foreign Restricted Subsidiary or a Securitization Entity) shall execute a Guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee may reasonably require, including a supplement or amendment to this Indenture, pursuant to which such Restricted Subsidiary shall become a Guarantor; or

            (iii) an Unrestricted Subsidiary.

Section 4.21. Limitation on Sale and Lease-Back Transactions.

            The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction (other than the Sale and Lease-Back Transaction relating to the PAS-10 satellite); provided that the Company or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if:

            (a) the Company or such Restricted Subsidiary could have:

                  (i) Incurred any Indebtedness relating to such Sale and
            Lease-Back Transaction under Section 4.10; and

                  (ii) incurred a Lien to secure such Indebtedness pursuant to
            Section 4.15;

            (b) the consideration received by the Company or such Restricted Subsidiary in that Sale and Lease-Back Transaction is at least equal to the fair market value of the Property sold and otherwise complies with
      Section 4.13; and

            (c) the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.13.

Section 4.22. Payments for Consent.

            The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Section 4.23. Escrow of Proceeds of Notes on Issue Date.

            (a) On the Issue Date, the Company shall enter into the Escrow Agreement and deposit (or cause to be deposited) into the Escrow Account the proceeds from the issuance of the Notes (the "Offering Proceeds") and such other amount of additional funds as, when added to the Offering Proceeds, equals $813,222,222.22, which amount represents the maximum amount which may be payable to Holders in connection with the Special Redemption of the Notes. The Trustee is hereby authorized and directed to execute and deliver the Escrow Agreement and to perform its duties and obligations thereunder.

            (b) The Company will, pursuant to the Escrow Agreement, grant a first priority security interest in the Collateral (as such term is defined in the Escrow Agreement) to the Trustee for its benefit and the benefit of the Holders, in order to secure all monetary obligations of the Company under the Notes and any other monetary obligation, now or hereafter arising, of every kind and nature, owed by the Company under this Indenture to the Holders or to the Trustee for the benefit of the Holders. The Company shall comply with its obligations under the Escrow Agreement.

            (c) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Escrow Agreement (including the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

            (d) The release of any Collateral pursuant to the Escrow Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof.

            (e) The Trustee, in its sole discretion and without the consent of the Holders, may take all actions it deems necessary or appropriate in order to
(i) enforce any of the terms of the Escrow Agreement and (ii) collect and receive any and all amounts payable in respect of the monetary obligations of the Company thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest under the Escrow Agreement or be prejudicial to the interest of the Holders or of the Trustee).

Section 4.24. Suspension of Certain Covenants in Event of Investment Grade
              Rating.

            During any period of time that: (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Company and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

            (1)   Section 4.11;

            (2)   Section 4.10;

            (3)   Section 4.14;

            (4)   clause (b) of the first and third paragraphs of Section 4.12;

            (5)   Section 4.18;

            (6)   Section 4.19;

            (7)   clause (a)(i) and (b) of Section 4.21;

            (8)   Section 4.13;

            (9)   clause (iv) of the first paragraph Section 5.01; and

            (10)  Section 4.16

(collectively, the "Suspended Covenants"). Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Asset Sale Proceeds (and Event of Loss Proceeds) shall be set at zero.

            In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, either of the Rating Agencies withdraws its rating or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings such that both Rating Agencies at such time shall not have assigned to the Notes an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then the Company and the Restricted

Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to the Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of Section 4.11 as though such covenant had been in effect during the entire period of time from the Issue Date; provided, however, that there will not be deemed to have occurred a Default or Event of Default with respect to the Suspended Covenants during the time that the Company and its Restricted Subsidiaries were not subject to the Suspended Covenants (or upon termination of the suspension period or after that time based solely on events that occurred during the suspension period).

            Upon the occurrence of a Covenant Suspension Event, the Company shall deliver to the Trustee an Officers' Certificate stating that the conditions to the effectiveness of such Covenant Suspension Event have been satisfied.


                                    ARTICLE 5

                              SUCCESSOR CORPORATION


Section 5.01. Merger or Sales of Assets.

            The Company shall not consolidate or merge with or into, or transfer all or substantially all of its assets to, another Person unless:

            (i) either (A) the Company shall be the surviving Person, or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which any such transfer shall have been made, is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia;

            (ii) the surviving Person (if other than the Company) expressly assumes by supplemental indenture all the obligations of the Company under the Notes and this Indenture;

            (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (iv) immediately after giving effect to such transaction, the surviving Person would be able to Incur $1.00 of additional Indebtedness under the Debt to Operating Cash Flow Ratio of the first paragraph of
      Section 4.10; and

            (v) the Company shall have delivered to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that the proposed consolidation, merger or transfer and such supplemental indenture will comply with this Indenture.

            Notwithstanding the foregoing clauses (iii) and (iv): (A) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and (B) the Company may (1) merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction, (2) consolidate or merge with or into or transfer all or substantially all of its assets to a Restricted Subsidiary so long as all or substantially all of the assets of the Company immediately prior to such transaction are owned by the surviving Person or such Restricted Subsidiary immediately after the consummation of such transaction, or (3) merge with any direct or indirect wholly owned Subsidiary of

EchoStar pursuant to Section 3.1 of the Stock Purchase Agreement dated as of October 28, 2001 among EchoStar, Hughes Electronics, Hughes Communications Galaxy, Inc., Hughes Communications Satellite Services, Inc. and Hughes Communications Inc.; provided that each such transaction otherwise complies with the other provisions of this Indenture.

            To the extent a transfer contemplated by this covenant is for less than all of the assets of the Company, the Company shall be deemed to have sold the assets not so transferred for cash in an amount equal to the fair market value thereof and shall apply such amount in accordance with Section 4.13.

            No Guarantor shall consolidate or merge with or into, or transfer all or substantially all of its assets to, another Person unless either the Guarantee of such Guarantor is being released in accordance with Section 10.06 or:

            (i) either (A) such Guarantor shall be the continuing Person, or (B) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor), or to which any such transfer shall have been made, is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia;

            (ii) the surviving Person (if other than such Guarantor) expressly assumes by supplemental indenture all the obligations of such Guarantor under its Guarantee of the Notes and this Indenture;

            (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

            (iv) the Company shall have delivered to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that the proposed consolidation, merger or transfer and such supplemental indenture will comply with this Indenture.

            Notwithstanding the foregoing clause (iii), any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Guarantor.

            In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries of the Company the Equity Interests of which constitute all or substantially all of the assets of the Company, shall be deemed to be the transfer of all or substantially all of the assets of the Company.

Section 5.02. Successor Person Substituted.

            Upon any consolidation, merger, conveyance or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 above (including pursuant to clause (2) of the second paragraph of Section 5.01), the successor entity formed by such consolidation or into which the Company or any such Restricted Subsidiary is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary, as the case may be, under this Indenture with the same effect as if such successor entity had been named as the Company or such Restricted Subsidiary, as the case may be herein, and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES


Section 6.01. Events of Default.

            An "Event of Default" occurs if

            (a) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption, required purchase or otherwise;

            (b) there is a default in the payment of any interest or Additional Interest, if any, on any Note when the same becomes due and payable and the default continues for a period of 30 days;

            (c) there is a default by the Company or any Restricted Subsidiary in the observance or performance of Sections 4.13, 4.17 or 5.01;

            (d) there is a default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or this Indenture for 45 days after written notice thereof by the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

            (e) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Significant Subsidiary or any group of Restricted Subsidiaries which, if merged into each other, would constitute a Significant Subsidiary (or the payment of which is guaranteed by the Company or any Significant Subsidiary or any group of Restricted Subsidiaries which, if merged into each other, would constitute a Significant Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (A) is caused by a failure to pay principal of such Indebtedness at final maturity after the expiration of any applicable grace period provided in such Indebtedness on the date of such default (a "payment default") or (B) results in the acceleration of such Indebtedness prior to its express maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 20 days) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated (and such acceleration is not rescinded, or such Indebtedness is not repaid, within such 20 day period), aggregates $50,000,000;

            (f) any final judgment or judgments for the payment of money in excess of $50,000,000 (net of amounts covered by insurance) shall be rendered against the Company or any Significant Subsidiary or any group of Restricted Subsidiaries which, if merged into each other, would constitute a Significant Subsidiary, and shall not be discharged for any period of 60 consecutive days, during which a stay of enforcement of such judgment shall not be in effect;

            (g) the Company or any Significant Subsidiary or any group of Restricted Subsidiaries which, if merged into each other, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its Property,

                  (D) makes a general assignment for the benefit of its
            creditors,

                  (E) generally is not able to pay its debts as they become due,
            or

                  (F) takes any corporate action to authorize or effect any of the foregoing;

            (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant
            Subsidiary or any group of Restricted Subsidiaries which, if merged into each other, would constitute a Significant Subsidiary in an involuntary case,

                  (B) appoints a Custodian of the Company or any Significant
            Subsidiary or any group of Restricted Subsidiaries which, if merged into each other, would constitute a Significant Subsidiary or for all or substantially all of the Property of the Company or any Significant Subsidiary or any group of Restricted Subsidiaries which, if merged into each other, would constitute a Significant Subsidiary, or

                  (C) orders the liquidation of the Company or any Significant
            Subsidiary or any group of Restricted Subsidiaries which, if merged into each other, would constitute a Significant Subsidiary,

      and the order or decree remains unstayed and in effect for 60 days;

            (i) the Guarantee of any Guarantor that is a Significant Subsidiary ceases, or the Guarantees of any group of Guarantors which, if merged into each other, would constitute a Significant Subsidiary cease, as the case may be, to be in full force and effect (except as contemplated by the terms of this Indenture) or any Guarantor that is a Significant Subsidiary or any group of Guarantors which, if merged into each other, would constitute a Significant Subsidiary, shall deny or disaffirm its, or their respective, obligations under this Indenture or its, or their respective, Guarantee;

            (j) any failure to perform or comply with the Special Redemption provisions of this Indenture or the Escrow Agreement.

            The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02. Acceleration.

            If an Event of Default (other than an Event of Default specified in paragraph (g) or (h) of Section 6.01) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default specified in paragraph (g) or (h) of Section 6.01 occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the then outstanding Notes may rescind and cancel such declaration and its consequences:

            (1) if the rescission would not conflict with any judgment or decree;

            (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

            (3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

            (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

            (5) in the event of the cure or waiver of an Event of Default of the type described in paragraph (g) or (h) of Section 6.01, if the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

            No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 6.03. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest (including Additional Interest) on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults and Events of Default.

            Subject to Sections 2.09, 6.02, 6.07 and 8.02, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest (including Additional Interest) on any Note (other than nonpayment of principal or interest that has become due solely because of a declaration of acceleration which has been rescinded). The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

            Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05. Control by Majority.

            Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss or expense caused by taking such action or following such direction. This
Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such
Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 6.06. Limitation on Suits.

            Subject to Section 6.07, no Holder shall have any right to institute any proceeding with respect to this Indenture or any remedy thereunder unless:

            (1) such Holder has given the Trustee written notice of a continuing Event of Default;

            (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense which may be incurred in compliance with such request;

            (4) the Trustee fails to institute such proceeding within 60 calendar days after receipt of such notice and the offer of indemnity; and

            (5) the Trustee has not received directions inconsistent with such written request during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07. Rights of Holders to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, or accrued interest (including Additional Interest) of any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

            If an Event of Default occurs and is continuing and the obligations of the Company hereunder have been accelerated to the extent required by Section 6.02, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of unpaid principal, premium and accrued interest (including Additional Interest) remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate set forth in Section 4.01, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its Property and shall be entitled and empowered to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

Section 6.10. Priorities.

            If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: if the Holders are forced to proceed against the Company or any Guarantor directly without the Trustee, to Holders for their collection costs;

            THIRD: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

            FOURTH: to the Company or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.


                                    ARTICLE 7

                                     TRUSTEE

Section 7.01. Duties of Trustee.

            (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of a Default or an Event of
Default:

            (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture.

            (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (d) of this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.02. Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, to be provided to it by the Company which shall conform to the provisions of Section 11.05. The Trustee shall be fully protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than an agent who is an employee of the Trustee) so long as the appointment of such agent was made with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

            (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

            (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

Section 7.04. Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

Section 7.05. Notice of Defaults.

            If a Default or an Event of Default occurs and is continuing and if a Trust Officer of the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 30 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, premium or interest (including Additional Interest) on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Excess Proceeds Payment Date pursuant to an Excess Proceeds Offer and, except in the case of a failure to comply with Article 5, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. This
Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA, and such proviso of Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 7.06. Reports by Trustee to Holders.

            If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

            Reports pursuant to this Section 7.06 shall be transmitted by mail:

            (1) to all registered Holders, as the names and addresses of such Holders appear on the Registrar's books; and

            (2) to such Holders as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

            A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

Section 7.07. Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for the Trustee's services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture or in connection with the collection of any funds. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

            The Company and the Guarantors, jointly and severally, shall fully indemnify each of the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any and all loss, liability, claim, damage or expense incurred by them except for such actions determined by a court of competent jurisdiction to have been caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly, in writing, of any claim asserted against the Trustee of which a Trust Officer actually receives written notice for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent determined by a court of competent jurisdiction to have been caused by the Trustee's own negligence, bad faith or willful misconduct.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of, premium or interest (including Additional Interest) on particular Notes.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

            The obligation of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

Section 7.08. Replacement of Trustee.

            The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee at its election if:

            (a)   the Trustee fails to comply with Section 7.10;

            (b)   the Trustee is adjudged a bankrupt or an insolvent;

            (c) a receiver or other public officer takes charge of the Trustee or its Property; or

            (d)   the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all Property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Consolidation, Merger or Conversion.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, subject to this Article 7, the successor corporation without any further act shall be the successor Trustee; provided that such Person shall be qualified and eligible under this Article 7.

Section 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least

$100,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article 7.

Section 7.11. Preferential Collection of Claims Against Company.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company as obligors of the Notes.


                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


Section 8.01. Without Consent of Holders.

            The Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without notice to or consent of any Holder:

            (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

            (2) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

            (3) to comply with Article 5;

            (4) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

            (5) to make any change that would provide any additional benefit or rights to the Holders;

            (6) to add to the covenants of the Company or a Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

            (7) to secure the Notes pursuant to the requirements of Section 4.15 or otherwise;

            (8) to reflect the release of a Guarantor from its obligations with respect to its Guarantee pursuant to Section 10.06 or to add a Guarantor pursuant to Section 4.20; or

            (9) to make any other change that does not adversely affect the rights of any Holder under this Indenture.

Section 8.02. With Consent of Holders.

            Subject to Section 6.07, the Company, and the Guarantors, when each is authorized by a Board Resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes or the Guarantees with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to Sections 6.04 and 6.07, the Holders of a majority in principal amount of the outstanding Notes may waive any existing Default or Event of Default or compliance by the Company, or any Guarantor with any provision of this Indenture, the Notes, or the Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

            (1) change or extend the fixed maturity of any Notes, reduce the rate of or extend the time of payment of interest or Additional Interest, if any, thereon, reduce the principal amount thereof or premium, if any, thereon or change the currency in which the Notes are payable;

            (2) reduce the premium upon any redemption of Notes in accordance with the optional redemption provisions of the Notes or change the time before which no such redemption may be made;

            (3) waive a Default in the payment of the principal of, or interest (including Additional Interest) or premium on, any Note (except a rescission of acceleration of the Notes by the Holders as provided in
      Section 6.02 and a waiver of the payment default that resulted from such acceleration) or alter the rights of Holders to waive Defaults;

            (4) affect the ranking of the Notes or any Guarantee in a manner adverse to the Holders;

            (5) reduce the percentage in principal amount of outstanding Notes whose Holders must consent to any amendment, supplement or waiver, or consent to take any action under this Indenture or the Notes;

            (6) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

            (7) impair the rights of Holders to receive payment of principal of or premium, if any, or interest or Additional Interest on the Notes on or after the respective due dates expressed in such Notes, or to bring suit for the enforcement of any such payment on or after such respective dates without consent of such Holders;

            (8) make any changes in this sentence of Section 8.02; or

            (9) make any change to the provisions of this Indenture relating to any Special Redemption of the Notes which would adversely affect the rights of any Holder.

            After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

            Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

            It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03. Compliance with TIA.

            Every amendment to or supplement of this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

Section 8.04. Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note or the portion thereof to which the consent relates, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders (or beneficial owners) entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders (or beneficial owners) at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders (or beneficial owners) after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest (including Additional Interest) on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.05. Notation on or Exchange of Notes.

            If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, in exchange for the Note the Company shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.06. Trustee to Sign Amendments, etc.

            The Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 8 is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and any Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE


Section 9.01. Satisfaction and Discharge of Indenture.

            This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of transfer or exchange of the Notes, as expressly provided for herein or pursuant hereto) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Guarantees, the Registration Rights Agreement and the Notes:

            (1)   either:

            (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes that have been subject to defeasance under this Article 9) have been delivered to the Trustee for cancellation; or

            (b) all Notes not theretofore delivered to the Trustee for cancellation; (i) have become due and payable; (ii) will become due and payable at maturity within one year; or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company and the Company has irrevocably deposited or caused to be deposited with the Trustee in trust an amount of U.S. legal tender or U.S. Government Obligations sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal (and premium, if any, on) and interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the stated maturity or Redemption Date, as the case may be and any Additional Interest thereon; (iii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

            (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (3) the Company has delivered to the Trustee (A) irrevocable instructions to apply the deposited money toward payment of the Notes at the maturity or redemption thereof, and (B) an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture, the Guarantees, the Registration Rights Agreement and the Notes have been complied with and that such satisfaction and discharge does not result in a default under any Credit Facility (if then in effect) or any other agreement or instrument then known to such counsel which binds or affects the Company.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company under Section 7.07 and 9.07 and, if money shall have been deposited with the Trustee pursuant to clause (1)(b) of this Section, the obligations of the Trustee and the Paying Agent under Section 9.05 and
Section 2.04 shall survive such satisfaction and discharge.

            After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and each Guarantor's obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified above.

Section 9.02. Legal Defeasance.

            (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have this section be applied to all outstanding Notes upon compliance with the conditions set forth in
Section 9.04.

            (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.04, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.05 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other respective obligations under such Notes, the Guarantees, this Indenture and the Registration Rights Agreement (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes, to receive solely from the trust fund described in Section 9.05, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest (including Additional Interest) on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article 2, Section 4.07, Section 7.07 and this Article 9, which shall survive until the Notes have been paid in full (thereafter the Company's obligations in Section
7.07 shall survive). Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03. Covenant Defeasance.

            (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have this Section be applied to all outstanding Notes upon compliance with the conditions set forth in
Section 9.04.

            (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from their respective obligations under the covenants contained in Sections 4.05, 4.09 and 4.10 through 4.24, inclusive, and Article 5 with respect to the outstanding Notes and the Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes and the Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(c) or (d), but, except as specified above, the remainder of this Indenture, such Notes and the Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), subject to the satisfaction of the conditions set forth in Section 9.04 and paragraphs (c),
(d), (e), (f), (g), (h) and (i) of Section 6.01 shall not constitute Events of Default.

Section 9.04. Conditions to Legal Defeasance or Covenant Defeasance.

            The following shall be the conditions to the application of either
Section 9.02 or 9.03 hereof to the outstanding Notes and the Guarantees:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company must irrevocably deposit with the Trustee (or other qualifying trustee), in trust, for the benefit of the Holders, U.S. legal tender or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (including Additional Interest) on the Notes on the scheduled due dates or on the applicable Redemption Date, as the case may be; provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. legal tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

            (b) in the case of an election under Section 9.02, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Legal Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, Legal Defeasance and discharge had not occurred;

            (c) in the case of an election under Section 9.03, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Covenant Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, Covenant Defeasance and discharge had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

            (h) the Company shall have delivered to the Trustee an Opinion of Counsel (along with other customary assumptions and exceptions) to the effect that, assuming no intervening event of the type described in paragraphs (g) and (h) of Section 6.01 between the date of deposit and the 91st day following the deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law (it being understood that this condition shall not be deemed to be satisfied until the expiration of such period) and further assuming that no Holder is an insider of the Company, after the 91st day following the deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law (it being understood that this condition shall not be deemed to be satisfied until the expiration of such period), the trust funds will not be subject to the effect of any applicable Bankruptcy Law; and

            (i) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended.

Section 9.05. Application of Trust Money.

            All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest (including Additional Interest), but such money need not be segregated from other funds except to the extent required by law.

            The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

            Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a written request of the Company in the form of an Officers' Certificate any money or U.S. Government Obligations held by it as provided in Section 9.01 or 9.04 which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06. Repayment to the Company.

            Subject to Sections 9.01, 9.02, 9.03, 9.04, 9.05 and 9.07, the
Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. legal tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed, and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. If such money is then held by the Company or a permitted Wholly Owned Restricted Subsidiary, such money shall be discharged from such trust. After such discharge or such payment to the Company, Holders entitled to such money must look to the Company for payment as general unsecured creditors unless an applicable law designates another Person and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

Section 9.07. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. legal tender or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03; provided, however, that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest (including Additional Interest) on any Notes because of the reinstatement of their obligations, the Company and each such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 10

                                    GUARANTEE


Section 10.01. Unconditional Guarantee.

            Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of, premium thereon (if any) and interest (including Additional Interest) on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.03. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between a Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purpose of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall become due and payable by each Guarantor for the purpose of each Guarantee.

            Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Article 10.

Section 10.02. Severability.

            In case any provision of this Article 10 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03. Limitation on Guarantor's Liability; Contribution.

            Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of such Guarantor in respect of the obligations of such Guarantor pursuant to the second paragraph of Section 10.03, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

            In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under a Guarantee such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to the first paragraph of this Section 10.03, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations under a Guarantee.

Section 10.04. Successors and Assigns.

            This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall ensure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.05. No Waiver.

            Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.06. Release of Guarantor.

            A Guarantor shall be released from all of its obligations under its Guarantee if:

            (i) (a) (1) all of its assets or Equity Interests are sold, including by way of merger, consolidation or otherwise or (2) Equity Interests in such Guarantor are sold or otherwise disposed of and as a result of such disposition, such Person ceases to be a Subsidiary of the Company, in each case in a transaction in compliance with Section 4.13 and such portion of the Asset Sale Proceeds as is applied on or before the date of such release is applied in accordance with clauses (i) and (ii) of
      Section 4.13, or (b) such Guarantor is designated an Unrestricted Subsidiary in compliance with clause (iii) of Section 4.12; and

           (ii) such Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 10.07. Execution of Supplemental Indenture for Future Guarantors.

            Each Subsidiary which is required to become a Guarantor pursuant to
Section 4.20 shall, and the Company shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit F hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 10 and shall guarantee the obligations of the Company under the Notes and this Indenture. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

Section 10.08. Execution and Delivery of Guarantee.

            To evidence the Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Guarantee shall be placed on each Note authenticated and made available for delivery by the

Trustee and that this Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of two Officers or an Officer and the Secretary of each Guarantor. Each Guarantor hereby agrees that the Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.09. Subordination of Subrogation and Other Rights.

            Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under the Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.


                                   ARTICLE 11

                                  MISCELLANEOUS


Section 11.01. TIA Controls.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02. Notices.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            If to the Company or any Guarantor:

                  PanAmSat Corporation
                  20 Westport Road
                  Wilton, CT  06897
                  Attention:  General Counsel
                  Tel:  (203) 210-8000
                  Fax:  (203) 210-9163

            Copy to:

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue, 48th Floor
                  New York, NY  10166
                  Attention:  Joerg H. Esdorn
                  Tel:  (212) 351-4000
                  Fax:  (212) 351-4035

            If to the Trustee:

                  The Bank of New York
                  5 Penn Plaza - 13th Floor
                  New York, NY  10001
                  Attention:  Corporate Trust Administration
                  Tel:  (212) 896-7198
                  Fax:  (212) 896-7299

            The Company, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company, any Guarantors or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

            In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.03. Communications by Holders with Other Holders.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

            (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 11.05. Statements Required in Certificate and Opinion.

            Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, it or he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

Section 11.06. Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or at meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.07. Business Days; Legal Holidays.

            A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08. Governing Law.

            THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 11.09. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.10. No Recourse Against Others.

            A past, present or future director, officer, employee, shareholder, incorporator, agent or Affiliate, as such, of the Company or any Subsidiary shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations, or with respect to any asset held by them that arises by, or represents an application of proceeds of the Notes. Each Holder by accepting a Note waives and releases all such liabilities or claims. Such waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

Section 11.11. Successors.

            All agreements of each of the Company and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 11.12. Multiple Counterparts.

            The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 11.13. Table of Contents, Headings, etc.

            The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.14. Separability.

            Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                    PANAMSAT CORPORATION


                                    By:
                                       ----------------------------------------
                                         Name:
                                         Title:

                               Guarantors:

                               NET/36, INC.
                               PANAMSAT COMMUNICATIONS CARRIER SERVICES, INC. PANAMSAT COMMUNICATIONS JAPAN, INC.
                               PANAMSAT COMMUNICATIONS SERVICES, INC.
                               PANAMSAT INTERNATIONAL HOLDINGS, INC.
                               USHI, INC.
                               PANAMSAT MARKETING CORPORATION
                               PANAMSAT INTERNATIONAL SYSTEMS, INC. (PISI)
                               PANAMSAT ASIA CARRIER SERVICES, INC.
                               PANAMSAT CAPITAL CORPORATION
                               PANAMSAT CARRIER SERVICES, INC.
                               PANAMSAT INDIA, INC.
                               PANAMSAT INDIA, MARKETING, LLC
                               PAS INTERNATIONAL EMPLOYMENT, INC.
                               PANAMSAT LICENSEE CORP.
                               PANAMSAT INTERNATIONAL SALES, INC.
                               PANAMSAT INTERNATIONAL SYSTEMS, L.L.C.
                               PANAMSAT INTERNATIONAL SYSTEMS MARKETING, LLC SERVICE AND EQUIPMENT CORPORATION
                               SOUTHERN SATELLITE CORP.
                               SOUTHERN SATELLITE LICENSEE CORPORATION



                               By:
                                ----------------------------------------------
                                  Name:
                                  Title:

                                    THE BANK OF NEW YORK,
                                    as Trustee


                               By:
                                ----------------------------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT A


                                                                CUSIP No.:


                              PANAMSAT CORPORATION

                           8 1/2% SENIOR NOTE DUE 2012


No.                                                          $

            PanAmSat Corporation, a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to
            or registered assigns, the principal sum of                  DOLLARS
on February 1, 2012.

            Interest Payment Dates: February 1 and August 1, commencing August 1, 2002.

            Record Dates:  January 15 and July 15.

            Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                               PANAMSAT CORPORATION
                               By:
                                ----------------------------------------------
                                  Name:
                                  Title:


                               By:
                                ----------------------------------------------
                                  Name:
                                  Title:

CERTIFICATE OF AUTHENTICATION

            This is one of the 8 1/2% Senior Notes due 2012 referred to in the within-mentioned Indenture.


                               THE BANK OF NEW YORK,
                               as Trustee


                               By:
                                  --------------------------------------------
                                  Authorized Signatory

                               Dated:
                                     -----------------------------------------

                              (REVERSE OF SECURITY)

                           8 1/2% SENIOR NOTE DUE 2012


            1. Interest. PanAmSat Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 1, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

            2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on January 15 or July 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money; provided that all payments with respect to Global Notes and Certificated Notes the Holders of which have given written transfer instructions to the Trustee by no later than five Business Days prior to the relevant payment date will be required to be made by wire transfer of immediately available funds to the accounts of the Holders thereof.

            3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Either the Company or any domestic Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar or co-Registrar.

            4. Indenture. The Company issued this Note under an Indenture, dated as of February 1, 2002 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 8 1/2% Senior Notes due 2012 (the "Notes"). The Notes include the Initial Notes and the Exchange Notes (as defined below) issued in exchange for the Initial Notes pursuant to the Indenture as well as any Additional Notes issued pursuant to Section 2.18 of the Indenture. The Initial Notes, the Exchange Notes and Additional Notes, if any, are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

            5. Guarantee. The obligations of the Company hereunder are guaranteed on a senior basis by the Guarantors.

            6. Redemption.

            (a) Optional Redemption. The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, on and after February 1, 2007 at the following Redemption Prices

(expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption.


      Year                                        Percentage
      ----                                        ----------
      2007....................................      104.250%
      2008....................................      102.833%
      2009....................................      101.417%
      2010 and thereafter.....................      100.000%

            (b) Optional Redemption upon Equity Offerings. In addition, at any time and from time to time on or prior to February 1, 2005, the Company may redeem up to 35% of the principal amount of the Notes (calculated to give effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Public Equity Offerings, at a redemption price in cash equal to 108.500% of the principal to be redeemed plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of redemption; provided that at least 65% of the original principal amount of Notes remains outstanding immediately after each such redemption. Any such redemption will be required to occur within 90 days following the closing of any such Public Equity Offering.

            (c) Special Mandatory Redemption. On the earlier to occur of (x) April 1, 2002 if the Company has not entered into and borrowed funds under the Senior Credit Facility on or before such date or (y) at any time if the Company determines that the Senior Credit Facility is unlikely to be entered into in a manner consistent in all material respects with the description of the Senior Credit Facility contained in the Offering Circular, the Company shall on such date redeem all of the outstanding Notes at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date. Any such redemption shall occur no later than (i) April 11, 2002 in the case of clause (x) above and (ii) the 10th day following the Company's determination in the case of a redemption pursuant to clause (y) above.

            7. Notice of Redemption. Notice of redemption under paragraphs 6(a) and 6(b) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's registered address. Notice of redemption under paragraph 6(c) of this Note shall be given at least five days before a Special Redemption (as defined in the Indenture) by first class mail to each Holder to be redeemed at such Holder's registered address.

            Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

            8. Offers to Purchase. The Indenture provides that, after certain Asset Sales (as defined in the Indenture), Events of Loss (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            9. Registration Rights. Pursuant to the Registration Rights Agreement by and among the Company, the Guarantors and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 8 1/2% Senior Notes due 2012 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain Additional Interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

            11. Persons Deemed Owners. The registered holder of a Note shall be treated as the owner of it for all purposes.

            12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

            13. Legal Defeasance and Covenant Defeasance. If the Company at any time deposits with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

            14. Amendments, Supplements, and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

            15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Equity Interests, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, enter into sale and lease-back transactions, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. Such limitations are subject to a number of important qualifications and exceptions. The Company must quarterly report to the Trustee on compliance with such limitations.

            16. Successor Entity. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

            17. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(g) or (h) of the Indenture) shall have occurred and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default specified in Sections 6.01(g) and (h) of the Indenture occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            18. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

            19. No Recourse Against Others. As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

            20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

            22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: PanAmSat Corporation, 20 Westport Road, Wilton, Connecticut 06897, Attention: Secretary.

                                FORM OF GUARANTEE


            Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior basis (such guarantee being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture.

            This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

            This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

            This Guarantee is subject to release upon the terms set forth in the Indenture.

                                    [          ]


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                 ASSIGNMENT FORM


            If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint
                       -------------------------------------------------------,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                     Signed:
     -----------------------------------        -------------------------------
                                                (Sign exactly as your name
                                                appears on the other side of
                                                this Note)


Medallion Guarantee:
                     --------------------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]


            If you want to elect to have this Note purchased by the Company pursuant to Sections 4.13, 4.16 or 4.17 of the Indenture, check the appropriate box:

                               Section 4.13 [ ]
                               Section 4.16 [ ]
                               Section 4.17 [ ]

            If you want to elect to have only part of this Note purchased by the Company pursuant to Sections 4.13, 4.16 or 4.17 of the Indenture, state the amount you elect to have purchased:

$ ------------------


----------------------------        -------------------------------------------
Date:                                NOTICE: The signature on this assignment
                                    must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


Medallion Guarantee:
                    -------------------------------

                                                                       EXHIBIT B


                                                               CUSIP No.:


                              PANAMSAT CORPORATION

                      SERIES B 8 1/2% SENIOR NOTE DUE 2012


No.                                                                       $

            PanAmSat Corporation, a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of DOLLARS on February 1, 2012.

            Interest Payment Dates: February 1 and August 1, commencing August 1, 2002.

            Record Dates: January 15 and July 15.

            Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        PANAMSAT CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

CERTIFICATE OF AUTHENTICATION

            This is one of the Series B 8 1/2% Senior Notes due 2012 referred to in the within-mentioned Indenture.


                                        THE BANK OF NEW YORK,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                        Dated:
                                               ---------------------------------

                              (REVERSE OF SECURITY)

                           8 1/2% SENIOR NOTE DUE 2012


            1. Interest. PanAmSat Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 1, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

            2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on January 15 or July 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money; provided that all payments with respect to Global Notes and Certificated Notes the Holders of which have given written transfer instructions to the Trustee by no later than five Business Days prior to the relevant payment date will be required to be made by wire transfer of immediately available funds to the accounts of the Holders thereof.

            3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Either the Company or any domestic Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar or co-Registrar.

            4. Indenture. The Company issued this Note under an Indenture, dated as of February 1, 2002 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its Series B 8 1/2% Senior Notes due 2012 (the "Exchange Notes") issued in exchange for the initial 8 1/2% Senior Notes due 2012 (the "Initial Notes" and, together with the Exchange Notes, the "Notes"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

            5. Guarantee. The obligations of the Company hereunder are guaranteed on a senior basis by the Guarantors.

            6. Redemption.

            (a) Optional Redemption. The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, on and after February 1, 2007 at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption.

           Year                                                        Percentage
           ----                                                        ----------
           2007..................................................       104.250%
           2008..................................................       102.833%
           2009..................................................       101.417%
           2010 and thereafter...................................       100.000%

            (b) Optional Redemption upon Equity Offerings. In addition, at any time and from time to time on or prior to February 1, 2005, the Company may redeem up to 35% of the principal amount of the Notes (calculated to give effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Public Equity Offerings, at a redemption price in cash equal to 108.500% of the principal to be redeemed plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of redemption; provided that at least 65% of the original principal amount of Notes remains outstanding immediately after each such redemption. Any such redemption will be required to occur within 90 days following the closing of any such Public Equity Offering.

            (c) Special Mandatory Redemption. On the earlier to occur of (x) April 1, 2002 if the Company has not entered into and borrowed funds under the Senior Credit Facility on or before such date or (y) at any time if the Company determines that the Senior Credit Facility is unlikely to be entered into in a manner consistent in all material respects with the description of the Senior Credit Facility contained in the Offering Circular, the Company shall on such date redeem all of the outstanding Notes at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date. Any such redemption shall occur no later than (i) April 11, 2002 in the case of clause (x) above and (ii) the 10th day following the Company's determination in the case of a redemption pursuant to clause (y) above.

            7. Notice of Redemption. Notice of redemption under paragraphs 6(a) and 6(b) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's registered address. Notice of redemption under paragraph 6(c) of this Note shall be given at least five days before a Special Redemption (as defined in the Indenture) by first class mail to each Holder to be redeemed at such Holder's registered address.

            Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

            8. Offers to Purchase. The Indenture provides that, after certain Asset Sales (as defined in the Indenture), Events of Loss (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

            10. Persons Deemed Owners. The registered holder of a Note shall be treated as the owner of it for all purposes.

            11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

            12. Legal Defeasance and Covenant Defeasance. If the Company at any time deposits with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

            13. Amendments, Supplements, and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

            14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Equity Interests, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, enter into sale and lease-back transactions, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            15. Successor Entity. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

            16. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(g) or (h) of the Indenture) shall have occurred and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default specified in Sections 6.01(g) and (h) of the Indenture occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

            18. No Recourse Against Others. As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

            19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            20. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

            21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: PanAmSat Corporation, 20 Westport Road, Wilton, Connecticut 06897, Attention: Secretary.

                                FORM OF GUARANTEE


            Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior basis (such guarantee being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture.

            This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

            This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

            This Guarantee is subject to release upon the terms set forth in the Indenture.

                                        [             ]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                 ASSIGNMENT FORM


            If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                        ,
                        -------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                  Signed:
       ----------------------------           ---------------------------------
                                              (Sign exactly as your name appears
                                              on the other side of this Note)


Medallion Guarantee:
                    --------------------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]


            If you want to elect to have this Note purchased by the Company pursuant to Sections 4.13, 4.16 or 4.17 of the Indenture, check the appropriate box:

                                Section 4.13 [ ]
                                Section 4.16 [ ]
                                Section 4.17 [ ]

            If you want to elect to have only part of this Note purchased by the Company pursuant to Sections 4.13, 4.16 or 4.17 of the Indenture, state the amount you elect to have purchased:

$
 ------------------


Date:
     ------------------------------     ----------------------------------------
                                        NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


Medallion Guarantee:
                    --------------------------------

                                                                       EXHIBIT C

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

        Re:   PanAmSat Corporation (the "Company")
              8 1/2% Senior Notes due 2012 (the "Notes")

            This Certificate relates to $_______ principal amount of Notes held in the form of* ___ a beneficial interest in a Global Note or* _______ Certificated Notes by ______ (the "Transferor").

The Transferor:

            [ ] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depository a Certificated Note or Certificated Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

            [ ] has requested by written order that the Registrar exchange or register the transfer of a Certificated Note or Certificated Notes.

            In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the "Securities Act"), because*:

            [ ] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

            [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

            [ ] Such Note is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) which delivers a certificate to the Trustee in the form of Exhibit D to the Indenture.

            [ ] Such Note is being transferred in reliance on Regulation S under the Securities Act and a transfer certificate for Regulation S transfers in the form of Exhibit E to the Indenture accompanies this certification. [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

            [ ] Such Note is being transferred in reliance on Rule 144 under the Securities Act. [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

            [ ] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 under the Securities Act to a person other than an institutional "accredited investor." [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]


                                        ----------------------------------------
                                               [INSERT NAME OF TRANSFEROR]


                                        By:
                                           -------------------------------------
                                                  [Authorized Signatory]

Date:
     -----------------------------
*Check applicable box.

                                                                       EXHIBIT D


                   Form of Transferee Letter of Representation


The Bank of New York
5 Penn Plaza - 13th Floor
New York, New York  10001

Attention:  Corporate Trust Division

Ladies and Gentlemen:

            This certificate is delivered to request a transfer of $________ principal amount of the 8 1/2% Senior Notes due 2012 of PanAmSat Corporation (the "Company") and any guarantee thereof (the "Notes"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

            Name:
                 ---------------------------------------------------------------
            Address:
                    ------------------------------------------------------------
            Taxpayer ID Number:
                               -------------------------------------------------

            The undersigned represents and warrants to you that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing Notes for our own account or for the account of such an institutional "accredited investor" and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            2. We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary.

            3. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes that we will not prior to the date (the "Resale Restriction Termination Date") that is two years after the later of the original issuance of the Notes and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) offer, sell or otherwise transfer such Notes except (a) to the Company or any subsidiary of the Company, (b) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act, (c) inside the United States to an "institutional accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form of this letter, (d) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, (e) pursuant to any other available exemption from the registration requirements of the Securities Act or (f) pursuant to an effective registration statement under the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the applicable Notes pursuant to clause (c) or (e) above to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Company and the Trustee.

            We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that any Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph 3 of this letter. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes will bear a legend to that effect.

            We represent that the Company and the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

            We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

            As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

            THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



Dated:                                  TRANSFEREE:
      -----------------



                                        By:
                                           -------------------------------------

                                                                       EXHIBIT E


                            Form of Certificate To Be
                             Delivered in Connection
                           with Regulation S Transfers


                                                           ---------------, ----

The Bank of New York
5 Penn Plaza - 13th Floor
New York, New York  10001

Attention:  Corporate Trust Division

Re:        PanAmSat Corporation 8 1/2% Senior
           Notes due 2012 (the "Notes")

Ladies and Gentlemen:

            In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]


                                        By:
                                           -------------------------------------

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE


            SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
[    ], among [    ] (the "New Guarantor"), a subsidiary of PanAmSat Corporation
(or its successor), a Delaware corporation (the "Company"), the Guarantors (the "Existing Guarantors") under the Indenture referred to below, and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

            WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of February 1, 2002, providing for the issuance of its 8 1/2% Senior Notes due 2012 (the "Notes");

            WHEREAS Section 4.20 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

            WHEREAS pursuant to Section 8.01 of the Indenture, the Trustee, the Company and Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

            1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

            2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to Guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

            3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

            4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE

PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

            5. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

            6. Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

            7. Headings. The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.

                                        [NEW GUARANTOR]



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        PANAMSAT CORPORATION



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        EXISTING GUARANTORS:



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        THE BANK OF NEW YORK,
                                          as Trustee



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: